UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Schedule 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (Amendment No.    )
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Vital Energy, Inc.

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2025

Vital Energy, Inc.
Notice of Annual Meeting of Stockholders and Proxy Statement

Thursday, May 22, 2025
9:00 a.m. Central Daylight Time

Vital Energy

1
Letter from Our Chair and
Our Chief Executive Officer

April 10, 2025
Fellow stockholders:
Vital Energy took important steps this year to strengthen its business. We lengthened our runway of high-value inventory through accretive acquisitions and made substantial progress on our ongoing efforts to optimize our existing portfolio. These actions better position the Company for long-term value creation. Our board of directors and leadership are aligned around our strategy and work to create targets that incentivize the right behaviors across our business.
In 2024, we expanded our Permian Basin position, executing the single largest transaction in the Company’s public history with our acquisition of assets from Point Energy Partners. We grew oil production by 33%, proved reserves by 12% and our total inventory of high-return locations by 11%.
Our experience operating in the Permian Basin and our disciplined development strategy underpin our operational and financial performance. We have successfully integrated over $2 billion of transactions over the last 18 months, driving a 23% increase in cash flows from operating activities and a 7% increase in Adjusted Free Cash Flow(1) in 2024.
Our accomplishments in 2024 include:
•Increased inventory to ~925 high-return locations, more than 11 years of inventory at current activity levels
•Closed the acquisition of the assets from Point Energy Partners
•Reported FY-24 record total production of 133.8 MBOE/d and oil production of 61.7 MBO/d, a year-over-year increase of 39% and 33%, respectively
•Generated cash flows from operating activities of $1.0 billion and Adjusted Free Cash Flow of $232.8 million
•Reported year-end 2024 proved reserves of 455.3 million BOE, an increase of 12% versus prior year
•Issued an aggregate $1 billion of senior unsecured notes due 2032 at 7.875% and utilized proceeds to repurchase higher coupon notes, resulting in annualized interest savings of $11 million
•Achieved 88% of our 2030 combined Scope 1 and 2 greenhouse gas (“GHG”) emissions intensity target

(1)See Annex A for definitions of non-GAAP financial measures.

2	Vital Energy, Inc. 2025 Proxy Statement

Our 2025 development plan is optimized to allocate our capital to our highest return opportunities and focus on safely reducing costs. Our ability to extend lateral lengths and utilize horseshoe-shaped laterals is driving better capital efficiency and lower breakevens versus our 2024 development activities.
Our primary focus in 2025 is optimizing Adjusted Free Cash Flow generation and absolute debt reduction. To support our debt repayment goals, we have hedged approximately 75% of our expected 2025 oil production at approximately $75 per barrel WTI. Additionally, we have hedged approximately 55% of our expected natural gas production and approximately 50% of our expected production of natural gas liquids.
We remain committed to operating responsibly and are making significant progress on our emissions targets. As expressed in our 2024 Sustainability Report, we had achieved our initial GHG and methane emissions targets, our water recycling target and demonstrated a 58% reduction in routine flaring.
Annually, our Board and senior leadership engage with investors to discuss strategy and practices and understand their perspectives. The Board values the perspectives of its shareholders and in 2024, the Company proactively reached out to owners of more than 60% of our outstanding shares to have these conversations.
Our focus in 2025 is clear and we are well positioned to build shareholder value through disciplined, capital efficient investments to maximize cash flow and reduce debt. Our Board is confident in the results our management and employees can deliver.
Thank you for your investment in Vital Energy.

Sincerely,

	William E. Albrecht Non-Executive Board Chair	Jason Pigott President & Chief Executive Officer

3
Notice of 2025 Annual Meeting of Stockholders

All stockholders of record as of the Record Date, March 25, 2025, are cordially invited to attend the 2025 Annual Meeting of Stockholders.
This Notice contains the meeting logistics, business agenda and voting options. You will also find the link for all Proxy Materials, including the Proxy Statement and our 2024 Annual Report below. Your vote is important, and we encourage you to vote promptly whether or not you plan to attend the Annual Meeting. We look forward to your participation at our Annual Meeting.
April 10, 2025
Sincerely,
Mark Denny
Executive Vice President—General Counsel & Secretary
Items up for Vote
				2025 Annual Meeting Information Date and Time May 22, 2025 at 9:00 a.m. Central Daylight Time Place Santa Fe Plaza Building 521 E. 2nd Street Tulsa, Oklahoma 74120 Record Date March 25, 2025

How to Vote
Any stockholder of record at the close of business on the Record Date may vote. The deadline to vote is 11:59 p.m. ET on May 21, 2025, except if you attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to ensure the representation of your shares in case you are unable to attend.
By Telephone
1-800-690-6903
By Internet
www.proxyvote.com
By Mail
If you received a paper copy of the Proxy Materials, please complete, sign and return the proxy card in the envelope provided
My Mobile Device
Scan the QR Code
In Person
Attend the Annual Meeting

	Proposals	Board Recommendation	Proxy Page

1	To elect three Class III directors for a three-year term.	FOR each nominee	16

2	To ratify the selection of Ernst & Young (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.	FOR	37

3	To hold an advisory vote approving the compensation of our named executive officers.	FOR	41

4	To transact such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.	FOR

Proxy Materials
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 22, 2025. The Notice of Annual Meeting, Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (“2024 Annual Report”), are available at http://materials.proxyvote.com/516806.

4	Vital Energy, Inc. 2025 Proxy Statement

Our 2025 Proxy Statement and 2024 Annual Report are available online at http://materials.proxyvote.com/516806

5
Proxy Statement Summary
This summary highlights information contained elsewhere in this Proxy Statement for the 2025 Annual Meeting of Stockholders (the “Annual Meeting”). This summary does not contain all the information you should consider and is not a form for voting. You should read the entire Proxy Statement carefully before voting.

2025 Annual Meeting Information	Date and Time May 22, 2025 at 9:00 a.m. Central Daylight Time	Place Santa Fe Plaza Building 521 E. 2nd Street Tulsa, Oklahoma 74120	Record Date March 25, 2025

Proposal One

Election of Three Class III Directors at the 2025 Annual Meeting

The Board unanimously recommends that stockholders vote FOR the election of each of William E. Albrecht, Frances Powell Hawes and John Driver.

See page 16 for more information.

Proposal Two

Ratification of the Selection of Independent Registered Public Accounting Firm

The Board unanimously recommends that stockholders vote FOR the ratification of the selection of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

See page 37 for more information.

Proposal Three

Advisory Vote Approving the Compensation of Our Named Executive Officers

The Board unanimously recommends that stockholders vote FOR the advisory vote approving the compensation of our named executive officers.

See page 41 for more information.

6	Vital Energy, Inc. 2025 Proxy Statement
Company Overview
Vital Energy, Inc. (the “Company,” “Vital,” “we,” “us,” or “our”) is an independent energy company focused on the exploration, development and acquisition of oil and natural gas properties, primarily in the Permian Basin of West Texas (the “Permian Basin”). Our headquarters are in Tulsa, Oklahoma, and our development and production is in the Permian Basin including the Texas counties of Crane, Glasscock, Howard, Midland, Reagan and Upton in the Midland Basin and Pecos, Reeves and Ward in the Delaware Basin.

Number of Employees	Number of Net Acres*	Proved Reserves*	Production*

405	286,796	455.3 million barrels of oil equivalent (three-stream)	133,845 barrels of oil equivalent per day (three-stream)

*      As of, or for the year ended, December 31, 2024, as applicable.
Value-Creation Strategy
Our strategy is to create long-term value for our stockholders through the responsible development of our Permian Basin acreage, increasing inventory, and generating Adjusted Free Cash Flow.

Oil Production | MBO/d	Total Production | MBOE/d

Gross Oil-Weighted Locations	Adjusted Free Cash Flow[1] | $MM

(1)See Annex A for definitions and reconciliations of non-GAAP financial measures.

Proxy Statement Summary	7
Corporate Governance and Board Matters Overview
The Vital Board of Directors (the “Board”) currently consists of 10 directors serving staggered three-year terms. The Board has nominated three directors for election at the Annual Meeting. William E. Albrecht, Frances Powell Hawes and John Driver are being nominated to serve as Class III directors of the Company to hold office until the 2028 Annual Meeting of the Stockholders.
Committee Composition
Below is a summary of our committee structure and membership information.

	Audit Committee	Compensation Committee	Finance Committee	Nominating, Corporate Governance, Environmental and Social Committee

William E. Albrecht

John Driver

Frances Powell Hawes

Jarvis V. Hollingsworth

Dr. Craig M. Jarchow

Dr. Shihab Kuran

Lisa M. Lambert

Lori A. Lancaster

Edmund P. Segner, III

= Chairperson	= Member	= Chairman of the Board
Board Composition & Attributes
Our Nominating, Corporate Governance, Environmental and Social Committee (“NGE&S Committee”) continually assesses the Board and the skill sets, experiences and characteristics represented by the directors to seek alignment with Vital’s strategic objectives and evolving needs and expectations. The Board is committed to active refreshment and believes that its membership should reflect a variety of industries, experience, and backgrounds to help best serve the long-term interests of stockholders and promote the best interests of the Company. The below skills matrix is assessed regularly and constantly evolves with the needs of the organization.

8	Vital Energy, Inc. 2025 Proxy Statement

BOARD OF DIRECTORS SKILLS MATRIX

William E. Albrecht President, Moncrief Energy, LLC	73	2020

John Driver CEO, Lynx Technology	60	2022

Frances Powell Hawes Former Chief Financial Officer, Grant Prideco, Inc.	70	2018

Jarvis V. Hollingsworth Vice Chairman, Irradiant Partners, L.P.	62	2020

Dr. Craig M. Jarchow President, CEO and Director, TG Natural Resources, LLC	64	2019

Dr. Shihab Kuran Founder and CEO, Power Edison	55	2022

Lisa M. Lambert Chief Investment Officer of Private Markets for the George Kaiser Family Foundation	57	2020

Lori A. Lancaster Former Managing Director, UBS Securities, Global Energy Group	55	2020

Jason Pigott President and CEO, Vital Energy, Inc.	51	2019

Edmund P. Segner, III Former President and Director, EOG Resources, Inc.	71	2011

No. of Directors			9/10	9/10	9/10	5/10	9/10	5/10	6/10	6/10	10/10	4/10	4/10	8/10	4/10

Proxy Statement Summary	9
Governance Highlights
Below is a short summary of our practices and policies. See the Director Oversight of Risk, Director Meetings & Executive Sessions, and Director Committees sections for a full discussion of the Board’s responsibilities.

Governance Highlights	Independent Oversight

•Active Board oversight of the Company’s strategy and risk management.
•Encourage corporate culture of integrity.
•Annual review of corporate governance documents including Board committee charters.
•Prohibition on pledging, hedging, short sales and derivative transactions by directors or employees.
•Stock ownership requirement for directors to own an aggregate of $400,000 in Vital stock.
•Executive compensation clawback policy covering financial restatements.
•Overboarding policy requiring that no director serves on more than five public company boards.
•Majority voting standard with director resignations.
•Active stockholder engagement to solicit feedback on a wide variety of issues.
•No excessive perquisites.
•Independently managed, toll-free Ethics Reporting Hotline.
•Majority voting standard for uncontested director elections.

•9 of 10 directors are independent.
•Separate independent Board Chair and Chief Executive Officer (“Chief Executive Officer” or “CEO”).
•Only independent directors eligible to serve on Board committees.
•The Board and its committees conduct regular executive sessions without management.
•Independent auditor and independent compensation consultant.

Robust Refreshment

•Comprehensive, ongoing Board succession planning process.
•Mandatory retirement age of 75.
•Annual Board, individual director and Board committee self-assessments and review of Board leadership structure.

We strive to implement and maintain a corporate governance structure that is both stockholder friendly and appropriate for a company of our size in our industry. At least annually, but typically more frequently, the Board reviews the Company’s corporate governance practices in light of current trends and investor feedback.

10	Vital Energy, Inc. 2025 Proxy Statement
Board Role in Cybersecurity
Our Board has primary oversight of risks from cybersecurity threats, and one of the Audit Committee’s responsibilities is oversight of our enterprise risk management (“ERM”) process with respect to material risks from cybersecurity threats. The Audit Committee is responsible for reviewing and discussing with management the Company's risk from cybersecurity threats and the security of the Company's data and information technology systems, reviewing management's cybersecurity strategy, as well as the implementation of cybersecurity policies, procedures and strategies. Our Chief Information Security Officer briefs the Audit Committee on cybersecurity matters at least quarterly and at least annually meets with the Audit Committee in executive session to report on cybersecurity matters. In addition, cybersecurity training on the current cybersecurity landscape and emerging threats is provided to the full Board.
Sustainability Oversight
The Board receives timely updates on any notable environmental or safety incidents as well as sustainability briefings at regularly scheduled Board meetings. Sustainability matters at Vital are typically related to environmental, social and governance (“ESG”) and are overseen by the NGE&S Committee, which monitors and evaluates programs and policies relating to sustainability and climate-related matters on at least a quarterly basis. The NGE&S Committee holds primary responsibility for reviewing our sustainability performance, including significant environmental, health or safety incidents, strategies and policies related to human capital management and significant sustainability risks and exposures, including climate-related risks. The NGE&S Committee members oversee sustainability-related efforts across the Company, oversee sustainability risks identified by management and contribute to our sustainability communications to our investors and stakeholders.
Management of our daily sustainability efforts is led by the Sustainability Management Committee, a multi-disciplinary team of leaders responsible for implementing, executing and assessing new and ongoing sustainability efforts across the organization. The Sustainability Management Committee’s recommendations provide key considerations for our operations and business strategy, and increase awareness of sustainability matters throughout the organization. The Chief Sustainability Officer leads the Sustainability Management Committee and provides regular updates to the NGE&S Committee and Board. Progress toward our targets is overseen by the Board.
Sustainability Highlights
Below is a summary of key accomplishments over the past year. For additional information on our sustainability strategy and progress, including disclosures and metrics aligned with SASB, TCFD and IPIECA frameworks and AXPC and API performance metrics, please visit our website under the “Sustainability” tab for our most recent Sustainability Report and Climate Risk and Resilience Report. The information on our website, including the Sustainability Report and Climate Risk and Resilience Report, is not incorporated by reference or otherwise made a part of this proxy statement.

Proxy Statement Summary	11
Significant Progress Toward Our Environment Targets

	Category	2019 Baseline	Target	2023 Performance	Target Status

by 2025	Scope 1 GHG emissions intensity	26.03 mtCO2e/MBOE	below 12.5 mtCO2e/MBOE (52% reduction from baseline)	9.14 mtCO2e/MBOE	Achieved (65% reduction from baseline)

	Methane emissions	0.87%	below 0.20% (77% reduction from baseline)	0.08%	Achieved (90% reduction from baseline)

	Routine flaring	867 MMCF/year	Zero Routine Flaring	366 MMCF/year	58% reduction to date

	Recycled water	35% water recycling rate 8 million bbls recycled	50% for completion operators	57% water recycling rate 20.5 million bbls recycled	Achieved (255% increase from baseline)

by 2030	Combined Scope 1 and 2 GHG emissions intensity	26.53 mtCO2e/MBOE	below 10 mtCO2e/MBOE (62% reduction from baseline)	11.94 mtCO2e/MBOE	88% towards our target 55% reduction to date

12	Vital Energy, Inc. 2025 Proxy Statement
Continued Commitment to Equal Employment Opportunity and Respect in the Workplace
Guided by mutual respect, openness, honesty and a spirit of trust and collaboration, we support and encourage a welcoming work environment that is committed to the principles of equal employment opportunity in order to attain our highest level of productivity, creativity and efficiency. We view varied and sound ideas, approaches and individual experiences as essential features to establishing trust and collaboration in the workplace.
Stockholder Engagement
Our engagement with stockholders is ongoing throughout the year.

Spring	Summer	Fall	Winter

In a typical year, we file our Proxy Statement in the Spring disclosing enhancements to our governance and compensation practices and policies based on the feedback received from stockholders the previous year. We then conduct outreach with stockholders prior to our annual meeting as needed.

We review the feedback received from our Spring engagement and through the annual meeting stockholder voting results in the Summer and consider potential changes to our compensation practices and program, governance and sustainability practices and proxy disclosures.

We conduct broad engagement with stockholders, described below, through the Fall and Winter to obtain feedback following the annual meeting. We also complete our annual Board assessments and annual review of our Board policies and charters.

We review the stockholder feedback from our stockholder outreach with the Board and consider potential changes to our compensation practices and program, governance and sustainability practices and proxy disclosures.

We value stockholder feedback and believe that dialogue with our stockholders is a key element of good corporate governance. We conduct an extensive annual outreach program to enable investors to engage directly with members of our Board and senior leadership. Discussion topics include our corporate strategies and goals, Company performance, executive compensation, governance policies and practices and environmental and social matters. Over the course of fall 2024 and winter 2025, we reached out to stockholders representing more than 60% of our shares outstanding and held one or more meetings with all investors who accepted our invitation. A summary of key areas of feedback received during these conversations, which included senior members of management and the chair of our Board, follows. This feedback is shared with our Board and helps align our governance and compensation practices and disclosures with stockholder expectations.

Proxy Statement Summary	13

What We Heard	Our Perspective/What We Did

While supportive of 2025 goals set and metrics disclosed to date, some investors encouraged additional disclosures and target-setting
We again disclosed our estimated Scope 3 GHG emissions for category 11 (use of products sold) using the IPEICA methodology in the 2024 Sustainability Report as well as the 2024 Climate Risk and Resilience Report; expanded our targets to include a combined Scopes 1 & 2 GHG emissions intensity reduction by 2030 and a 2025 water recycling target related to our completion operations. The 2024 Sustainability Report and the 2024 Climate Risk and Resilience Report can both be found on our website at www.vitalenergy.com under the “Sustainability” tab

Several investors indicated support for disclosure aligned with SASB standards and TCFD framework, while acknowledging in some cases that the Board is best positioned to make framework determinations
We continued to align our disclosure with SASB, TCFD and IPIECA reporting frameworks as well as AXPC and API performance metrics for our 2024 Sustainability Report as well as the 2024 Climate Risk and Resilience Report, which provides an expanded TCFD aligned disclosure

Some investors noted that additional information regarding the Company’s risk identification and mitigation processes would be helpful
Our 2024 Sustainability Report, as well as the 2024 Climate Risk and Resilience Report, included enhanced disclosure regarding our process for prioritizing and allocating resources to manage risk as well as our risk mitigation efforts

Several investors were interested in our strategic planning around energy transition, carbon offsets and future capital allocation
We achieved our GHG emissions and methane intensity targets and continue to make progress toward our remaining 2025 and 2030 emissions reduction targets and direct capital toward emission reduction projects using our carbon abatement curve to focus our human and financial capital. Additionally, our climate scenario analysis demonstrated the resiliency of our development program, further solidifying our view that producing low cost, low carbon energy is a sustainable strategy for the business

Executive Compensation Matters Overview
The Board establishes the Company’s compensation philosophy and practices and annually reviews and updates the executive compensation program based upon recommendations from the Compensation Committee (except with respect to compensation for the CEO, which is approved by the Compensation Committee and subsequently reviewed and ratified by the Board). The process includes reviewing the prior year “say-on-pay” voting results, soliciting input from the Compensation Committee’s independent compensation consultant, reflecting on all feedback received from stockholders throughout the year, comparing the Company’s compensation program with its peers and evaluating the Company and management team’s performance.

14	Vital Energy, Inc. 2025 Proxy Statement
General best practices that the Board and Compensation Committee have implemented include the following:

What We Do

Pay For Performance
Our compensation program aligns executive compensation with corporate performance on both a short-term and long-term basis by making our incentive compensation variable and heavily dependent on performance metrics.

Selecting a Representative & Relevant Peer Group
With the assistance from our independent compensation consultant, we annually review the compensation data of our peers to gain a general understanding of current compensation practices and to remain moderately competitive within the market. We annually review the peer group to consider additions and removals based on multiple factors, including EBITDA, total assets, market capitalization, enterprise value and total stockholder return.
Perform An Annual Review
of Compensation Structure
The Compensation Committee performs an annual risk assessment to confirm our compensation structure does not encourage unnecessary risk taking.
Double Trigger Change in
Control for Severance Payments
Severance payments in the event of a change in control require both a change in control and an actual or constructive termination of the position without cause.
Double Trigger Change in Control
for Equity Awards
Accelerated vesting of equity awards in the event of a change in control generally require both a change in control and an actual or constructive termination of the position without Cause or for Good Reason.
Maintain Robust Equity Ownership Guidelines
for Executives and Board
Our Corporate Governance Guidelines require executives and directors to own certain levels of stock and/or interests in restricted stock units as set forth in the following table (with executive stock ownership levels expressed as a multiple of base salary and directors to own $400,000 worth of Company stock).

Total Target Compensation for 2024 % of Pay at Risk

CEO 89%	Average of the other NEOs 83%

Executive Clawback Plan
Beginning with incentive compensation awarded on or after January 1, 2022, our NEOs are subject to a clawback policy (with such policy amended effective October 2, 2023 to comply with updated Securities and Exchange Commission requirements) that provides for the recoupment of certain incentive compensation from such executives in the event of a financial restatement.
Publish Pre-Established Performance Goals &
Fully Disclose Results
Both our long- and short-term incentive compensation have significant performance-based criteria that are subject to the achievement of objective, pre-established performance goals disclosed in our proxy materials and tied to financial, operational and strategic objectives.
Gather, Analyze and Respond to Stockholder
Feedback on Our Compensation Structure
We annually ask stockholders to vote on an advisory basis to approve our executive compensation (say-on-pay) and are highly responsive to stockholders. We received over 96% approval for our 2024 vote.
Limit Performance Unit Payouts
Performance unit award payouts are capped, and we prohibit maximum performance unit award payout in the event of a zero or negative absolute total stockholder return.
Utilize an Independent Compensation Consultant
The Compensation Committee utilizes an independent compensation consultant in making compensation policy.

		Stock Ownership Requirements
		Multiple of Base Salary

		CEO	Executive & Senior Vice Presidents	Vice Presidents	Directors
		5x	2x	1x	$400,000

Proxy Statement Summary	15

What We Don’t Do

No Repricing of Stock Options
We do not reprice, exchange or buy out underwater stock options.
No Employment Agreements
None of our employees, including our named executive officers (“NEOs”), have an employment agreement, and all executive compensation is determined by the Compensation Committee and the Board.
No Single Trigger Vesting
None of our NEOs have single trigger vesting of equity awards.

No Payment of Dividend Equivalents on
Unvested Equity
We do not issue dividends for unvested equity.
No Excise Tax Gross Ups
Our Change in Control Plan does not provide for any excise tax gross ups.
No Pledging, Hedging, Short Sales or
Derivative Transactions
Our policies prohibit directors and employees from pledging, hedging, short-selling or trading in derivatives of our stock.
No Excessive Perquisites
No Timing Equity Grants or Disclosure of MNPI
We do not time the disclosure of material nonpublic information or the grant of equity awards to affect the value of equity compensation awards held by our executive officers.

16	Vital Energy, Inc. 2025 Proxy Statement
Corporate Governance
and Board Matters

Proposal One

Election of Three Class III Directors at the 2025 Annual Meeting
The Board is divided into three classes, designated Class I, Class II and Class III. Each class serves a staggered three-year term. As a result, typically approximately one third of the director positions are subject to election at each annual meeting of stockholders.
The NGE&S Committee recommends, and the Board has nominated, three directors for re-election to the Board to serve until the applicable annual meeting of stockholders and thereafter until each of their successors is elected and qualified or his or her earlier resignation or removal. After the Annual Meeting, assuming stockholders elect the three nominees of the Board, the Board will be as follows:

CLASS I With a term expiring in 2026 •Dr. Craig M. Jarchow •Dr. Shihab Kuran •Jason Pigott •Edmund P. Segner	CLASS II With a term expiring in 2027 •Jarvis V. Hollingsworth •Lisa M. Lambert •Lori A. Lancaster	CLASS III With a term expiring in 2028 •William E. Albrecht •Frances Powell Hawes •John Driver

The biographical information for director nominees and our other directors and the process for reviewing and selecting nominees is set forth below in the Director Qualifications section.
Vote Required
The Company’s Fourth Amended and Restated Bylaws (the “Bylaws”) provide for a majority voting standard for uncontested director elections and require roughly equal classes of directors. Assuming the presence of a quorum, each of the director nominees receiving affirmative votes of a majority of the votes cast with respect to the director at the Annual Meeting will be elected. Cumulative voting is not permitted in the election of directors. The Company’s Bylaws additionally provide that if a director nominee fails to receive a majority of the votes cast and such nominee is an incumbent director, that director shall promptly tender his or her resignation to the Board, and the NGE&S Committee shall make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the three nominees.
Each of the nominated directors has consented to serve on the Board, and the Board has no reason to believe any nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the proxyholders will vote for the election of a substitute nominee that the Board recommends.

The Board unanimously recommends that stockholders vote FOR the election of each of William E. Albrecht, Frances Powell Hawes and John Driver.

Corporate Governance and Board Matters	17
Director Qualifications
The Board seeks to recruit and nominate directors who provide the Board with the necessary skills, backgrounds and experiences to oversee the Company’s policies and strategies and the management of the business by the CEO and other executive officers. The NGE&S Committee annually reviews the composition of the Board and evaluates its effectiveness and regularly evaluates potential director candidates. For each director nominee, the Board considers, at a minimum, a candidate’s judgment, experience, character, business acumen and independence from the Company. Additionally, in accordance with the Company’s Corporate Governance Guidelines, the Board believes that its membership should reflect a variety of backgrounds and experience. The Board and the NGE&S Committee conduct an annual review to assess the effectiveness of the director nomination policy included in the Corporate Governance Guidelines in light of the skills and characteristics of the current Board members. When evaluating the suitability of an incumbent director for re-election, the Board and NGE&S Committee also consider the director’s past performance, including attendance at meetings and contributions to the Board.
Director nominees come from a variety of sources, including stockholders (who may nominate directors in accordance with the Company’s Bylaws), management, directors and search firms. The NGE&S Committee has retained independent, third-party search firms to assist in identifying and evaluating potential candidates for the Board. The NGE&S Committee evaluates and interviews all potential candidates and recommends nominees to the Board. The NGE&S Committee will consider recommendations of potential director candidates from stockholders based on the same criteria as a candidate identified by the NGE&S Committee. The full Board then votes to appoint a nominee by majority vote and recommends the nominee for election by stockholders at the next annual meeting.
The Board and the NGE&S Committee periodically review the size of the Board to evaluate whether it is appropriate, consistent with our historical approach and in accordance with our Corporate Governance Guidelines.
Our current Board members range in age from 51 to 73. Our Board has directors with a variety of backgrounds in different industries, areas of expertise, and tenure. We have targeted high quality individuals who provide varied perspectives and bring wide ranges of experience. We believe this Board aligns with and supports the new direction the Company has taken during this period and believe they will continue to aid in our future success.
Set forth below is biographical information as of March 25, 2025 for each director nominee and continuing director.

18	Vital Energy, Inc. 2025 Proxy Statement
Class III Director Nominees:

William E. Albrecht President, Moncrief Energy, LLC Non-Executive Chairman Independent Director Director since February 2020 Age 73 Committees Compensation Finance
Career Highlights
•Moncrief Energy, LLC (November 2021 to present)
•California Resources Corporation
Non-Executive Chair of the Board
•Occidental Petroleum Corporation
Vice President
President, Oxy Oil & Gas, Americas
President, Oxy Oil & Gas, USA
•EOG Resources, Inc.
Executive Officer
•Tenneco Oil Company
Petroleum Engineer
Key Qualifications and Experience
Mr. Albrecht has more than 40 years of experience in the domestic oil and gas industry. His engineering background provides him with the ability to fully comprehend, analyze and offer insights on the wide variety of technically challenging projects facing us as we develop our shale-play assets. In addition, his service in a variety of executive positions for oil and gas companies and as a director for large public companies brings extensive managerial and operational experience of upstream assets to our Board. For these reasons, among others, we believe Mr. Albrecht is qualified to serve as a director.

Other Current Public Company Directorships
•Halliburton Company (HAL:NYSE) (Compensation Committee and Health, Safety and Environment Committee chair)
Prior Directorships
•California Resources Corporation (Non-Executive Chair of the Board) (CRC:NYSE)
•Rowan Companies, plc (Non-Executive Chair of the Board) (RDC:NYSE)
•Valaris, plc (Lead Independent Director)
Education
•Directorship Certified, National Association of Corporate Directors
•Board Leadership Fellow, National Association of Corporate Directors
•MS, University of Southern California
•BS, United States Military Academy at West Point

John Driver Chief Executive Officer, Lynx Technology Independent Director Director since June 2022 Age 60 Committees Audit Finance
Career Highlights
•Lynx Technology
Chief Executive Officer (March 2015 to present)
•PacketVideo
Chief Operating Officer and Chief Marketing Officer
•JoynIn
Co-Founder and Chief Executive Officer
•Serena Software
Senior Director of Global Field Marketing
•Sun Microsystems
Group Manager of Field and Partner Marketing
Key Qualifications and Experience
Mr. Driver is a technology entrepreneur and innovator with leadership experience in large, public and privately- held multinational companies and early-stage startups, enabling him to provide leadership and valuable insight to the Board on matters of business, finance and technology. He has a foundation in software marketing and sales and direct experience in new product launches for first-to-market categories. Navigating complexity, delivering innovation, and creating new opportunities within the IoT (Internet of Things) market are hallmarks of his career. As CEO, he currently leads Lynx Technology, a digital media technology company he founded through a management buyout of the multinational Connected Home operations of PacketVideo, a subsidiary of NTT DOCOMO. Previously, Mr. Driver served as Chief Operating Officer and Chief Marketing Officer of PacketVideo, co-founder and Chief Executive Officer of JoynIn and in senior leadership roles for Serena Software and Sun Microsystems. For these reasons, among others, we believe Mr. Driver is qualified to serve as a director.

Other Current Public Company Directorships
•Independent Director, Broadway Financial Corp & City First Bank, N.A. (BYFC:NYSE) (Audit, Governance, Risk & Compliance Committees)
Other Current Engagements
•The Fleet Science Center, Board Trustee
Education
•MBA, Tuck School of Business at Dartmouth College
•BS, Industrial Engineering, Stanford University
•Directorship Certified, National Association of Corporate Directors
•Cybersecurity Oversight Certified, National Association of Corporate Directors

Corporate Governance and Board Matters	19

Frances Powell Hawes Former Chief Financial Officer, Grant Prideco, Inc. Independent Director Director since December 2018 Age 70 Committees Audit (Chair) NGE&S
Career Highlights
•New Process Steel, L.P.
Chief Financial Officer (Retired)
•American Electric Technologies, Inc.
Senior Vice President and Chief Financial Officer
•NCI Building Systems, Inc.
Chief Financial Officer, Executive Vice President and Treasurer
•Grant Prideco, Inc.
Chief Financial Officer and Treasurer
•Weatherford International Ltd.
Various positions of increasing responsibility, including Chief Accounting Officer, Vice President, Accounting and Controller
Key Qualifications and Experience
Ms. Powell Hawes has over 22 years of experience as a financial advisor and chief financial officer for both public and privately held companies. She is a highly experienced director with extensive knowledge of not only publicly traded energy companies, but also privately held companies in complementary markets. Her knowledge and management experience on the Audit Committee enhances the Board’s decision-making process on all issues affecting the Company, and her strong accounting and leadership background contributes significantly to the Board’s understanding of the Company’s strategic opportunities. For these reasons, among others, we believe Ms. Powell Hawes is qualified to serve as a director.

Other Current Public Company Directorships
•Archrock Inc. (AROC:NYSE) (Audit Committee chair and Governance and Sustainability Committee)
Other Current Engagements
•Memorial Assistance Ministries Board Member
•Financial Executives International, Houston Chapter
•Women Corporate Directors, Houston Chapter
Prior Directorships
•Energen Corporation
•Express Energy Services, LLC
•PGT Innovations, Inc.
Education
•Texas-Certified Public Accountant
•Strategic Financial Leadership Program in Executive Education, Dartmouth College
•Director Professionalism Course, National Association of Corporate Directors
•BBA, Accounting, University of Houston
•CERT Certificate of Cybersecurity Oversight, Carnegie Mellon University, Software Engineering Institute

20	Vital Energy, Inc. 2025 Proxy Statement
Continuing Class II Directors:

Jarvis V. Hollingsworth Vice Chairman - Irradiant Partners L.P. Independent Director Director since November 2020 Age 62 Committees Audit NGE&S (Chair)
Career Highlights
•Irradiant Partners, L.P.
Vice Chairman (November 2021 to present)
•Kayne Anderson Capital Advisors, L.P.
Secretary/General Counsel (May 2019 to June 2021)
Executive Committee and Board of Directors
•Bracewell, LLP
Partner
Management and Finance Committees
Key Qualifications and Experience
Mr. Hollingsworth’s service as General Counsel and Director of a leading alternatives investment advisor with approximately $12.7 billion in assets and service as Board Chairman for a Texas state agency that manages a $200 billion-plus pension fund highlight the legal and financial background that he brings to our Board. Mr. Hollingsworth is a former Partner at the law firm Bracewell LLP in Houston, Texas where he had a fiduciary practice counseling boards of directors and trustees on corporate governance and strategic matters. His legal, management and governance experience contribute significantly to our Board and our move to include ESG initiatives as part of the NGE&S Committee. For these reasons, among others, we believe Mr. Hollingsworth is qualified to serve as a director.

Other Prior Public Company Directorships
•Core Scientific, Inc. (CORZ:NASDAQ)
•Frost Bank (Cullen/Frost Bankers, Inc.) (CFR:NYSE)
Other Current / Past Engagements
•Memorial Hermann Health System, Director, Finance Committee and Compensation Committee (Current)
•Federal Reserve Bank of Dallas Financial Sector Advisory Council (Current)
•Teacher Retirement System of Texas, Board Chairman (Past)
Prior Directorships
•Kayne Anderson Capital Advisors, L.P.
•Emergent Technologies, Inc.
Education
•JD, University of Houston
•BS, United States Military Academy at West Point

Lisa M. Lambert Chief Investment Officer of Private Markets for the George Kaiser Family Foundation Independent Director Director since August 2020 Age 57 Committees NGE&S Compensation
Career Highlights
•George Kaiser Family Foundation
Chief Investment Officer of Private Markets (December 2023 to present)
•National Grid Group, plc
Founder and President (January 2018 to June 2023)
•National Grid
Chief Technology and Innovation Officer
•The Westly Group
Managing Partner
•Intel Corporation
Managing Director, Software and Services Fund
and Diversity Fund
Key Qualifications and Experience
Ms. Lambert has extensive experience in the technology industries, leading innovation efforts and global investment initiatives. As Chief Investment Officer of Private Markets for the George Kaiser Family Foundation, she is responsible for investing in software including energy and mobility technology and managing the existing private markets portfolio. Her work with National Grid focused on advancing energy systems, including at the intersection of energy and emerging technology to create a smarter, renewable future. She brings a perspective to our Board that contributes to our strategy of fostering a digital first mindset to make our business thrive in a digital era and to our continued commitment to ESG. For these reasons, among others, we believe Ms. Lambert is qualified to serve as a director.

Other Current Public Company Directorships
•UL Solutions (ULS:NYSE)
•Lucid Motors (LCID:NYSE)
Other Current Engagements
•Multiscale Technologies, Director
•UPWARD, CEO and Chairman, a non-profit global network of executive women
Prior Directorships
•National Venture Capital Association
•Cyolo, remote privileged access management solution
•Pathr.ai, Spacial AI platform
•Pixeom, cloud orchestration platform for IOT
Education
•MBA, Harvard Business School
•BS, Management Information Systems, Pennsylvania State University

Corporate Governance and Board Matters	21

Lori A. Lancaster Former Managing Director, UBS Securities, Global Energy Group Independent Director Director since November 2020 Age 55 Committees Audit Finance (Chair)
Career Highlights
•UBS Securities
Managing Director in the Global Energy Group (Retired)
•Goldman, Sachs & Co.
Managing Director in the Global Natural Resources Group
•Nomura Securities
Managing Director in the Global Natural Resources Group
Key Qualifications and Experience
Ms. Lancaster has extensive experience in the oil and gas sector and in particular finance. During her 18-year tenure in investment banking, she led or was a key member of the execution team on more than $60 billion of announced energy merger and acquisition deals and led the structuring and execution of numerous capital markets transactions. Her wealth of knowledge in financing and structuring deals is key as we execute on our strategies to expand our high-margin drilling inventory through acquisitions and reduce our leverage. Additionally, she brings public company audit committee and nominating and corporate governance experience to our team. For these reasons, among others, we believe Ms. Lancaster is qualified to serve as a director.

Other Current Public Company Directorships
•Precision Drilling Corp. (PDS:NYSE)
•Intrepid Potash, Inc.(IPI:NYSE)
Prior Directorships
•Energen Corporation
•HighPoint Resources Corp. (formerly Bill Barrett Corp.)
Education
•MBA, University of Chicago
•BBA, Texas Christian University
•Directorship Certified, National Association of Corporate Directors

22	Vital Energy, Inc. 2025 Proxy Statement
Continuing Class I Directors:

Dr. Craig M. Jarchow President and CEO, TG Natural Resources, LLC Independent Director Director since December 2019 Age 64 Committees Compensation (Chair) Finance
Career Highlights
•TG Natural Resources, LLC
President, Chief Executive Officer
(May 2017 to present)
•Castleton Commodities International
President, Upstream
•Pine Brook Road Partners, LLC
Managing Director and Partner
•First Reserve Corporation
Director and Partner
•Amoco Corporation & Apache Corporation
Operational roles of increasing responsibility
Key Qualifications and Experience
Dr. Jarchow has more than 30 years of industry experience serving in upstream operational roles for oil and gas companies, advising financial services firms on energy focused investments and building and leading an operating company. His geology and geophysics background combined with his managerial experience building and leading a company aides us in the development of our assets and the acquisition of new properties to expand our high margin inventory. For these reasons, among others, we believe Dr. Jarchow is qualified to serve as a director.

Other Current Engagements
•TG Natural Resources, LLC
Education
•Ph.D., Geophysics, Stanford University
•MBA, MIT Sloan School of Management
•MS, Geophysics, Stanford University
•BA, Geology, University of California, Santa Barbara

Dr. Shihab Kuran Chief Executive Officer, and Founder of Power Edison Founder and Executive Chairman of EV Edison Independent Director Director since June 2022 Age 55 Committees Compensation NGE&S
Career Highlights
•Power Edison
Chief Executive Officer and Founder (March 2016 to present)
•EV Edison
Founder, Director and Executive Chairman (January 2022 to present)
•NRG Energy
President of Strategic Development
•Sun Edison
President, Advanced Solutions
•Petra Solar
Founder, Director, President and Chief Executive Officer
Key Qualifications and Experience
Dr. Kuran is an investor, serial entrepreneur and an executive with over three decades of experience in the technology and energy sectors. He is a proven leader in the energy transition space with a global track record in the development and scaling of advanced energy technologies, including solar, smart grid management, energy storage and Electric Vehicle (“EV”) charging. He developed and deployed marque energy transition projects with international oil and gas companies. He is currently Chief Executive Officer and Founder of Power Edison, a company focused on providing innovative mobile energy storage solutions for the grid. Dr. Kuran is the Founder and Executive Chairman of EV Edison, a company focused on the development of large scale EV charging hubs. Dr. Kuran served as President of Strategic Development at NRG Energy and President of Advanced Solutions at SunEdison. Previously he founded Petra Solar, a pioneer of smart solar, combining solar energy and smart grid technologies, and developer of the world’s largest solar electric project in 2009, and served as Director, President and Chief Executive Officer. Prior to Petra Solar he served in various executive leadership capacities in the technology sector. For these reasons, among others, we believe Dr. Kuran is qualified to serve as a director.

Prior Directorships
•NN, Inc.
Other Current Engagements
•EnerKnol Board of Directors
•Takreem America Board of Directors
•New York Energy Week Board of Directors
•Advisory Board for Charles Edison Fund
•Advisory Board for Edison Innovation Foundation
Education
•Ph.D., M.Sc., Electrical Engineering, City University of New York
•B.Sc. Electrical Engineering, University of Jordan
•The General Manager Program (TGMP), Harvard Business School
•Directorship Certified, National Association of Corporate Directors
•Digital Directors Network 502 Systemic Cyber Risk Governance For U.S. Company Corporate Directors

Corporate Governance and Board Matters	23

Jason Pigott President and Chief Executive Officer, Vital Energy, Inc. Director since September 2019 Age 51
Career Highlights
•Vital Energy, Inc.
President and Chief Executive Officer, (October 2019 to present)
•Chesapeake Energy Corporation
Executive Vice President—Operations and Technical Services, Executive Vice President, Operations
Senior Vice President, Operations
•Anadarko Petroleum Corporation
General Manager
Reservoir Engineering Manager
Key Qualifications and Experience
Mr. Pigott has more than 24 years of experience in the energy exploration and production industry. Before joining Vital, he served as Executive Vice President—Operations and Technical Services for Chesapeake Energy Corporation where he led all drilling and completions operations, digital operations, supply chain and land efforts. Prior to joining Chesapeake in 2013, he was with Anadarko Petroleum for 14 years, serving in positions of increasing responsibility, focused primarily on onshore unconventional play development in the Eagle Ford Shale, Haynesville Shale, Delaware Basin and various tight sand plays in East Texas. Mr. Pigott’s extensive background in leading multidisciplinary operational and technical organizations, as well as experience contributing to executive level strategic decisions, contributes significant value to our Board. For these reasons, among others, we believe Mr. Pigott is qualified to serve as director.
Other Current Public Company Boards None Education •MBA, University of North Carolina •BS, Petroleum Engineering, Texas A&M University

Edmund P. Segner, III Former President, Chief of Staff, Principal Financial Officer and Director, EOG Resources, Inc. Independent Director Director since August 2011 Age 71 Committees Audit Finance
Career Highlights
•Rice University
Professor in the Practice of Engineering Management, Department of Civil and Environmental Engineering (July 2006 to present)
•EOG Resources, Inc.
President, Chief of Staff and Director
Principal Financial Officer
Key Qualifications and Experience
Mr. Segner’s previous service as President, Principal Financial Officer and director of publicly traded oil and gas exploration and development companies demonstrates a strong operational, financial, accounting and strategic background and enables him to provide our Board with valuable business, leadership and management experience and insights into many aspects of the operations of exploration and production. Mr. Segner also brings financial and accounting expertise to the Board, including through his experience in financing transactions for oil and gas companies, his background as a certified public accountant, his service as a Principal Financial Officer, his supervision of other principal financial officers and principal accounting officers and his service on the audit committees of other companies. For these reasons, among others, we believe Mr. Segner is qualified to serve as a director.

Other Current Public Company Directorships
•Archrock, Inc.(AROC:NYSE)
(Audit Committee and Governance and Sustainability Committee)
Prior Directorships
•HighPoint Resources Corp.(HPR:NYSE) (formerly Bill Barrett Corp.)
•Archrock Partners, L.P. (formerly Exterran Partners, L.P.)
•Midcoast Holdings, LLC, the general partner of Midcoast Energy Partners, L.P.
•Seahawk Drilling, Inc.
Education
•Certified Public Accountant
•MA, Economics, University of Houston
•BS, Civil Engineering, Rice University

24	Vital Energy, Inc. 2025 Proxy Statement
Director Leadership
The Board believes that separating the roles of Chair and CEO and making the Board Chair an independent director provides further accountability by optimizing the Board’s processes, ability to constructively challenge management and appropriately prioritize matters.
The Chair facilitates the Board’s business and activities as follows:
Board Chair Responsibilities
•Propose a quarterly schedule of major Board discussion items
•Approve the agenda, schedule and information sent to directors prior to Board meetings
•Chair all Board meetings
•Lead executive sessions of the Board without management present (unless invited)
•Call additional Board or independent director meetings
•Guide the Board’s governance processes
•Oversee the Board’s self-evaluations and CEO evaluation
•Serve as liaison between CEO and management and the other independent directors
•Advise the NGE&S Committee in choosing committee chairs and membership
•Be available for direct communication with stockholders as appropriate
The Board believes that the decision as to who should serve as Board Chair and CEO is the responsibility of the Board, and the Board will continue to carefully consider whether to combine or separate the roles of Chair and CEO in the future. Factors that the Board considers in reviewing its leadership structure and making this determination include, but are not limited to, the current composition of the Board, the policies and practices in place to provide independent Board oversight of management, the Company’s circumstances and the views of our stockholders and other stakeholders. Changes in the Board’s leadership structure will be reflected on our website shortly after becoming effective and disclosed in compliance with applicable regulatory requirements. At the present time, the Board believes the interests of all stockholders are best served through a leadership model that separates the independent Board Chair and CEO positions.
Director Independence
The Board has determined that each continuing director and director nominee, except Mr. Pigott, meets the standards of independence set forth in our Corporate Governance Guidelines and the NYSE Listed Company Manual.

Independence*

Our CEO	90% Independent	•William E. Albrecht •John Driver •Frances Powell Hawes •Jarvis V. Hollingsworth •Dr. Craig M. Jarchow •Dr. Shihab Kuran	•Lisa M. Lambert •Lori A. Lancaster •Edmund P. Segner, III •Jason Pigott

*    Reflects the anticipated Board composition at the conclusion of the Annual Meeting, assuming stockholders elect all nominees to the Board.
To make this determination, the Board considers all relevant facts and circumstances indicating whether a director has a material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, familial or friendship relationships.

Corporate Governance and Board Matters	25

Independence Evaluation	Initial Assessment	Annual Questionnaire	Quarterly Affirmation	Ongoing Disclosure Requirements

Annually, each director must complete a questionnaire to disclose, among other things, information regarding ownership in the Company, compensation received from the Company (if any) and any relationship a director has either directly or indirectly through a family member or otherwise with certain Board or Company advisors or other companies with whom Vital does business. Additionally, each director must disclose at each regularly scheduled Board meeting, and has an affirmative obligation to promptly inform the Company’s General Counsel of, changes in circumstances or transactions or relationships that could impact his or her designation by the Board as independent. During its assessment, the Board considered the following directorships and transactions for director independence in 2024:

Directors	Organization/ Individual	Relationship	Transaction	Amount for each of the last three years
All Directors	Various charitable organizations	Director or Trustee	Charitable donations by Vital	<1% of the Company’s revenues
*    The Board concluded all of the above listed matters fall below the relevant thresholds for independence set forth in the NYSE Listed Company Manual and the Company’s Corporate Governance Guidelines.
Director Compensation
In 2024, all independent directors received both an annual retainer and an annual fee (together the “Director Base Compensation”) for their service on the Vital Board, totaling $260,000. The Company paid the Director Base Compensation ratably following each regularly scheduled quarterly Board meeting for services provided since the previous Board meeting. Directors were required to take $160,000 of their Director Base Compensation in the form of Company common stock. The director stock awards vest immediately upon grant. We implemented this structure, in part, to provide the directors the cash needed to pay taxes on the stock component of the Director Base Compensation. The Company also reimburses independent directors for their expenses to attend Board meetings.
The below table sets forth the Director Base Compensation effective for 2024.

2024 Rates	Amount Paid	Terms of Payment
Retainer	$72,000	Paid ratably following each regularly scheduled quarterly Board meeting.
Director Fees	$188,000	Paid ratably following each regularly scheduled quarterly Board meeting, with $160,000 paid in stock and $28,000 paid in cash.
Expense Reimbursement	Varies	The Company reimburses non-employee directors for their expenses to attend board meetings.
Non-employee directors are also permitted to participate in our Charitable Matching Gift Program, which provides (a) Company match for up to $1,000 per calendar year in donations to an approved charity and (b) if employees or board members donate to selected Company charities as part of the Company-wide charitable giving campaign, the Company will match such donations dollar-for-dollar.

26	Vital Energy, Inc. 2025 Proxy Statement
Directors who performed additional leadership roles received the following compensation:

	Amount Paid	Terms of Payment
Non-Executive Board Chair	$125,000	Paid in 70% cash and 30% stock ratably following each regularly scheduled Board meeting.
Audit Committee Chair	$20,000	Paid in cash ratably following each regularly scheduled Board meeting.
Compensation Committee Chair	$20,000	Paid in cash ratably following each regularly scheduled Board meeting.
NGE&S Chair	$20,000	Paid in cash ratably following each regularly scheduled Board meeting.
Finance Committee Chair	$20,000	Paid in cash ratably following each regularly scheduled Board meeting.
To determine our director compensation, the Compensation Committee reviewed a market-based analysis and consulted with its independent compensation consultant. The independent compensation consultant performed a competitive review of outside director compensation paid by our peers, which included consideration of the significant time commitment our Board provides to the Company. The Company’s Equity Incentive Plan prohibits granting a stock award to any non-employee director in a given year of more than 71,750 shares.
The following table summarizes the compensation earned by our non-employee directors for the fiscal year ended December 31, 2024:

		Stock Awards
Name	Fees earned or paid in cash(1)	Common stock(2)	Deferred stock awards(2)(3)	All other Compensation(4)	Total
William Albrecht	$187,400	$—	$197,615	$1,000	$386,015
John Driver	$99,888	$—	$160,122	$—	$260,010
Frances Powell Hawes	$119,888	$80,004	$80,118	$—	$280,010
Jarvis V. Hollingsworth	$119,888	$160,122	$—	$1,000	$281,010
Dr. Craig M. Jarchow	$119,888	$—	$160,122	$—	$280,010
Dr. Shihab Kuran	$99,888	$160,122	$—	$—	$260,010
Lisa M. Lambert	$99,888	$160,122	$—	$—	$260,010
Lori A. Lancaster	$119,888	$—	$160,122	$—	$280,010
Edmund P. Segner, III	$99,888	$—	$160,122	$—	$260,010
(1)The amounts reported are for compensation earned for services rendered for 2024, which include compensation earned for services rendered for the fourth quarter of 2024 that was paid during the first quarter of 2025 in accordance with the fee summary noted above.
(2)The amounts reported represent the aggregate grant-date fair value of stock awards granted to Vital’s non-employee independent directors in 2024, based on the closing price of our common stock on the New York Stock Exchange (“NYSE”) on the grant date, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718.
(3)The amounts reported represent deferred stock compensation received pursuant to the Director Deferred Compensation Plan (defined below). In 2024, none of our non-employee directors elected to receive deferred stock awards in lieu of cash compensation.
(4)The amounts reported represent amounts donated by the Company under our Charitable Matching Gift Program.

Corporate Governance and Board Matters	27
Directors who are also employees of the Company do not receive any additional compensation for serving on our Board. See our Summary Compensation Table on page 62 for the total compensation received by Jason Pigott (who also served as a director) in 2024.
On February 25, 2021, the Board adopted the Vital Energy, Inc. Nonqualified Director Deferred Compensation Plan (the “Director Deferred Compensation Plan”), an unfunded nonqualified deferred compensation plan administered by the Compensation Committee. Pursuant to the Director Deferred Compensation Plan, non-employee directors may elect to defer some or all of any cash or stock compensation received. Cash deferrals are invested in an array of investment options as designated by the Compensation Committee’s designee, the Vital Energy 401k Administration Committee, and stock is credited to the participant’s deferred stock account as of the date the stock would otherwise have been granted. Distributions will be paid in cash, unless the Compensation Committee approves payment in stock. At this time, only non-employee directors are eligible to participate.
Director Stock Ownership
Pursuant to our Corporate Governance Guidelines, directors have five years from their appointment date to reach the following stock ownership guidelines:

Position	Stock ownership requirement
Directors	$400,000 worth of company stock
Based on stock ownership as of December 31, 2024, Mr. Driver and Dr. Kuran are on track to meet the stock ownership requirements, but have not yet reached the stock ownership requirement. All other directors have satisfied their stock ownership obligation.
Director Oversight of Risk
A key oversight responsibility of the Board is to oversee the assessment and management of the Company’s exposure to various risks. Our ERM process is dynamic and seeks to identify, assess, prioritize and mitigate the Company’s most significant enterprise risks and uncertainties identified by the Company that could materially impact the long-term health of the Company or prevent the achievement of strategic objectives. The ERM process focuses on the most significant risks the Company faces in the short-, intermediate-, and long-term timeframe. Our ERM process is an iterative exercise consisting of the following steps:
1.Identify risks – develop rating criteria (e.g., impact, velocity, likelihood, immediacy) and identify key risks;
2.Assess and prioritize risks – validate and assess risks by gathering internal and external insights on drivers/root causes;
3.Mitigate – based on the assessment and prioritization of the risks a mitigation plan is developed;
4.Monitor and report – monitor and evaluate effectiveness of risk mitigation and Key Risk Indicators; report quarterly to executives and Board; and
5.Integrate – discuss plans with third-parties and embed risk management into operational and strategic planning.
Our Director of Internal Audit, who functionally reports to the Audit Committee Chair, facilitates the ERM process. We leverage a combination of our quarterly and annual internal ERM efforts and regular engagement with our stakeholders to understand and focus on issues of material significance to both Vital and our stakeholders. Once potential risks are identified, we conduct appropriate analyses for each of our potential key risks, including stress tests for financial, operational and strategic business risks. We also monitor the legislative environment and regulatory developments to identify any pending matters that may impact our business. Our ERM process continues to evolve to reflect our sector’s dynamic risk landscape.

28	Vital Energy, Inc. 2025 Proxy Statement
Governance Documents
Our governance documents are all located on our website www.vitalenergy.com under the Investors Tab and include all Board committee charters, Bylaws, the Code of Conduct and Business Ethics, the Corporate Governance Guidelines, the Code of Ethics for Senior Financial Officers and the Policy Statement Regarding Related Party Transactions.
Code of Conduct and Business Ethics
The Board has adopted a Code of Conduct and Business Ethics applicable to our employees, directors and officers and a Code of Ethics for Senior Financial Officers, in accordance with applicable U.S. federal securities laws and the NYSE Listed Company Manual. Any waiver of these codes may be made only by our Board and will be promptly disclosed on our website as required by applicable U.S. federal securities laws and the NYSE Listed Company Manual. In accordance with good corporate governance practices, we periodically review and revise these documents as necessary.
Corporate Governance Guidelines
The Company’s Corporate Governance Guidelines cover the following:

•Board size
•Board member selections
•Director independence
•Chairman and CEO selection
•Term limits
•Board meetings and agendas
•Access to management and advisers
•Executive sessions
•Committees of the Board
•Stockholder communications with the Board
•Board communications with third parties

•Age limits and retirement
•Other directorships
•Change in status of directors
•Director resignations
•Succession planning
•Director compensation
•Director expenses reimbursement
•Stock ownership guidelines
•Director orientation and education
•Annual performance evaluations

The NYSE Listed Company Manual requires listed companies to adopt certain governance guidelines. The Company believes the Corporate Governance Guidelines comply with the NYSE Listed Company Manual. Annually, the NGE&S Committee reviews the Corporate Governance Guidelines and recommends any changes for Board approval.
Director Meetings & Executive Sessions
Our Corporate Governance Guidelines require that the Board hold at least four meetings each year, and that our non-management directors meet in executive session regularly, and if the non-management directors include directors that are not independent, that our independent directors meet in executive session at least once a year. Our Board held six meetings in 2024, and our independent directors met in executive session during five of those meetings. All Directors attended at least 75% of the Board meetings and the committee meetings for committees on which they serve. Directors are encouraged to attend the Company’s annual stockholder meeting, and all Board members who were on the Board at the time attended last year’s annual meeting.

		Committees
	Board	Audit	Compensation	NGE&S	Finance	Total
Meetings in 2024	6	9	6	4	6	31

Corporate Governance and Board Matters	29
Director Committees
The Board has four standing committees (the information below reflects the anticipated committee composition at the conclusion of the Annual Meeting, assuming stockholders elect all nominees to the Board):

Audit Committee	Members
	Frances Powell Hawes (Chair) John Driver Jarvis H. Hollingsworth	Lori A. Lancaster Edmund P. Segner, III

Charter and Audit Committee Report
•The Audit Committee Charter is available on our website at www.vitalenergy.com and contains the full list of the Audit Committee’s responsibilities.
•The Audit Committee Report is set forth beginning on page 39 of this Proxy Statement.
•The Audit Committee reviews the adequacy of the Audit Committee Charter annually.

Meetings
The Audit Committee Charter requires that the Audit Committee meet as often as it determines necessary, but at least four times each year. In 2024, the Audit Committee held nine meetings and nine executive sessions, either in person or by teleconference. The Audit Committee regularly meets in executive session with our external auditors and our Director of Internal Audit.

Primary Responsibilities
Financial Statements
•Oversee (1) the quality and integrity of Vital’s financial statements and its related accounting and financial reporting processes and internal controls over financial reporting, and (2) the audits of the Company’s financial statements, including reviewing with management and the independent registered public accounting firm our annual audited and quarterly financial statements and other financial disclosures, including earnings releases.
Oversight of Cybersecurity Risks and Information Technology Systems
•Review and discuss with management the Company’s cybersecurity risks and the security of the Company’s data and information technology systems, as well as the steps management has taken to monitor and control such exposures.
•Review and discuss management’s cybersecurity policies and practices and regularly report to the Board the substance of such reviews and discussions and, as necessary, recommend to the Board such actions as the Committee deems appropriate.
Oversight of the Relationship with the Independent Auditor
•Engage and oversee the Company’s independent registered public accounting firm (taking into account the vote on stockholder ratification) and consider the independence, qualifications and performance of the independent registered public accounting firm.
•Approve all audit and permissible non-audit services to be performed by the independent registered public accounting firm.
•Review and evaluate the performance of the lead audit partner of the independent registered public accounting firm and periodically consider whether there should be a rotation of the independent registered public accounting firm.

Oversight of the Relationship with the Independent Reserve Engineer
•Engage the Company’s independent reserve engineer and review and discuss with management the reserve report prepared by the independent reserve engineer.
Oversight of the Internal Audit Function
•Approve Internal Audit Department Charter and appoint the Director of Internal Audit.
•Review and discuss the internal audit department’s audit plan, staffing, budget and responsibilities.
Oversight of Compliance Matters
•Review Vital’s compliance with legal and regulatory requirements, by reviewing and discussing the implementation and effectiveness of our compliance program.
•Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding: (a) accounting, internal accounting controls, audit matters and other federal securities law matters; (b) confidential, anonymous submissions by employees of concerns regarding accounting or auditing matters or other federal securities law matters; and (c) any material legal matter.
•Review and discuss with management, policies and guidelines regarding enterprise risk assessment and management, major risk exposures and steps taken to monitor and control exposures.
•Review and provide oversight of all related party transactions.

30	Vital Energy, Inc. 2025 Proxy Statement
Financial Literacy of Audit Committee and Designation of Financial Experts
As a part of its annual self-assessment process, the Board evaluated each of the members of the Audit Committee for financial literacy and financial expertise in March 2024 and February 2025. The Board determined that each of the current members of the Audit Committee is financially literate and qualifies as a financial expert as defined by the U.S. Securities and Exchange Commission (“SEC”).
Audit Committee Independence
Only independent directors serve on the Audit Committee. In connection with its assessment of the independence of each director pursuant to the NYSE Listed Company Manual, the Board also determined that each of the Audit Committee members met the additional independence standards of the SEC applicable to members of the Audit Committee. No Audit Committee member concurrently serves on the audit committee of more than two other public companies.

Corporate Governance and Board Matters	31

Compensation Committee	Members
	Dr. Craig M. Jarchow (Chair) William E. Albrecht	Dr. Shihab Kuran Lisa M. Lambert

Charter and Compensation Committee Report
•The Compensation Committee Charter is available on our website at www.vitalenergy.com and contains the full list of the Compensation Committee’s responsibilities.
•The Compensation Committee Report is set forth beginning on page 62.
•The Compensation Committee has the authority to delegate any of its responsibilities to one or more subcommittees as the Compensation Committee may from time to time deem appropriate.
•The Compensation Committee reviews the adequacy of the Compensation Committee Charter annually.

Meetings
The Compensation Committee Charter requires that the Compensation Committee meet as often as it determines necessary but at least once each year. In 2024, the Compensation Committee held six meetings and three executive sessions either in person or by teleconference.

Primary Responsibilities
•Establish the Company’s general compensation philosophy and objectives in consultation with senior management.
•Review and approve the Company’s goals and objectives relevant to the compensation of the Chief Executive Officer, annually evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and, based on this evaluation, recommend to the Board the Chief Executive Officer’s compensation level, including salary, bonus, incentive and equity compensation.
•Recommend to the Board compensation for all other NEOs.
•Review and make recommendations to the Board with respect to all employment agreements, severance arrangements, change in control provisions and agreements and any special supplemental benefits applicable to the Company’s executive officers.

•Review and make recommendations to the Board regarding any incentive and equity-based compensation plans that are subject to Board approval.
•Administer the Company’s equity-based compensation plans, including the grant of performance unit awards and other equity awards under such plans.
•Review and make recommendations to the Board with respect to director compensation.
•Review and discuss with management the disclosures in the Compensation Discussion & Analysis of the Company’s Proxy Statement.

Compensation Committee Independence
Only independent directors serve on the Compensation Committee. Additionally, members of the Compensation Committee must meet the definition of “Non-Employee Director” included in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In connection with its assessment of the independence of each director, the Board also determined that all committee members met the additional independence standards of the NYSE and in the Exchange Act.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee has been at any time a Vital employee. None of the Company’s executive officers serve on the Board or compensation committee of a company that has an executive officer that serves on the Company’s Board or Compensation Committee. No member of the Company’s Board is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.

32	Vital Energy, Inc. 2025 Proxy Statement

Nominating, Corporate Governance, Environmental and Social Committee	Members
	Jarvis V. Hollingsworth (Chair) Frances Powell Hawes	Dr. Shihab Kuran Lisa M. Lambert

Charter
•The Nominating, Corporate Governance, Environmental and Social Committee Charter is available on our website at www.vitalenergy.com and contains the full list of the NGE&S Committee’s responsibilities.
•The NGE&S Committee reviews the adequacy of the NGE&S Committee Charter annually.

Meetings
The Nominating, Corporate Governance, Environmental and Social Committee Charter requires that the NGE&S Committee meet as often as it determines necessary but at least once each year. In 2024, the NGE&S Committee held four meetings and three executive sessions either in person or by teleconference.

Primary Responsibilities
Oversight of Board and Committee Membership
•Identify, evaluate and recommend qualified nominees to serve on the Company’s Board.
•Review and make recommendations regarding the composition and size of the Board.
Oversight of Governing Policies, Practices and Procedures
•Develop and recommend corporate governance guidelines for the Company. Regularly review leadership development initiatives and short- and long-term succession plans for CEO and other senior management positions.
•Conduct an annual assessment of the qualifications and performance of the Board and each of the directors.
•Review and make recommendations regarding the composition, size, purpose, structure, operations and charter of each of the Board’s committees, including the creation of additional committees or elimination of existing committees.
•Recommend committee assignments for directors.

Oversight of Programs and Policies relating to ESG
•Review the Company’s performance on environmental and social matters, including the approval and ongoing monitoring of performance against any performance metrics and targets.
•Review any significant environmental, health or safety incidents or material regulatory compliance matters and monitor the status of subsequent actions.
•Review strategies and policies relating to human capital management, including talent development and retention.
•Review notable ESG risks and potential exposures, including climate-related risks, and the Company’s actions for managing and mitigating those risks.
•Oversee the Company’s ESG communication plans for engagement with stockholders and key stakeholders and any reports issued by the Company in connection with its ESG initiatives.
•Consider and monitor trends, stakeholder concerns and notable emerging issues related to ESG that could affect the Company or its broader industry, and make recommendations to the Board, as appropriate, regarding the Company’s positions and mitigation plans with respect thereto.

Corporate Governance and Board Matters	33

Finance Committee	Members
	Lori A. Lancaster (Chair) William E. Albrecht John Driver	Dr. Craig M. Jarchow Edmund P. Segner, III

Charter
•The Finance Committee Charter is available on our website at www.vitalenergy.com and contains the full list of the Finance Committee’s responsibilities.
•The Finance Committee reviews the adequacy of the Finance Committee Charter annually.

Meetings
The Finance Committee Charter requires that the Finance Committee meet as often as it determines necessary but at least four times each year. In 2024, the Finance Committee held six meetings and one executive session either in person or by teleconference.

Primary Responsibilities
•Review and provide guidance on the Company’s annual capital and operating budget.
•Review and provide guidance on the Company’s capital structure and capital allocation strategy.
•Review and provide guidance on the Company’s hedging program and policies governing the use of financial instruments, including the derivative instruments.
•Upon delegation of authority by the Board, approves acquisitions and hedges which may exceed management’s delegated authority.

Related Party Transactions
The Board recognizes that transactions involving the Company and related parties present a heightened risk of conflicts of interest, and therefore, has adopted a Policy Statement Regarding Related Party Transactions (“Policy Statement”). This Policy Statement is available on our website, www.vitalenergy.com. The Policy Statement prohibits the Company from entering into a related party transaction unless (1) the Audit Committee approves such transaction in accordance with the Policy Statement; or (2) the transaction is approved by a majority of the disinterested directors of the Company.
A “Related-Party Transaction” is a transaction, arrangement or relationship or series of related transactions, or any material amendment to any such transaction, in which the Company or any of its subsidiaries was, is or will be a participant, the amount involved exceeds $120,000, and a Related Person had, has or will have a direct or indirect material interest.
A “Related Person” means:
•any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of its directors;
•any person who is known by the Company to be the beneficial owner of more than 5.0% of the Company’s common stock;
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5.0% of the Company’s common stock; and
•any entity in which any of the foregoing persons (i) has direct or indirect control, (ii) is a partner or principal or in a similar position, (iii) has a 10.0% or greater beneficial ownership interest or (iv) is employed if (a) the person is directly involved in the negotiation of the Related-Party Transaction or will share or have primary responsibility for such transaction or (b) the person’s compensation from the entity is directly tied to such transaction.
The Audit Committee annually reviews and assesses the adequacy of this Policy Statement.

34	Vital Energy, Inc. 2025 Proxy Statement
Procedures for Review, Approval and Ratification of Related-Party Transactions
In reviewing and approving any Related-Party Transaction, the Audit Committee shall:
•Satisfy itself that it has been fully informed as to the material facts of the Related Person’s relationship and interest and as to the material facts of the proposed Related-Party Transaction;
•Take into account the extent of the Related Person’s interest in the Related-Party Transaction; and
•Determine that the Related-Party Transaction is fair to the Company and that the Related-Party Transaction is on market standard terms including no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.
At each Audit Committee meeting, management can recommend any Related-Party Transactions, if applicable, the Company desires to pursue. After review, the Audit Committee shall approve or disapprove such transactions, and at each subsequently scheduled meeting, management shall update the Audit Committee as to any material change to those proposed transactions. The Audit Committee establishes any guidelines it determines are necessary or appropriate for management to follow in its dealings with Related Persons in Related-Party Transactions. No member of the Audit Committee participates in the review or approval of any Related-Party Transaction if that member is a Related Person.
If management becomes aware of a proposed Related-Party Transaction or an existing Related-Party Transaction that the Audit Committee has not pre-approved, management promptly notifies the Audit Committee Chair to complete the above-described review process. If management, in consultation with the Company’s Chief Executive Officer or Chief Financial Officer, determines that it is not practicable to wait until the next Audit Committee meeting, the Audit Committee Chair has the delegated authority to review, consider and determine whether any such transaction is fair to the Company and whether the transaction should be approved, or ratified. The Audit Committee Chair reports to the Audit Committee any transactions reviewed by her pursuant to this delegated authority at the next Audit Committee meeting.
Other Related-Party Transactions
For a description of the agreements we have entered into with certain current or former stockholders that own or have owned at least 5% of our Common Stock, including the investor agreement and registration rights agreement entered into with Henry Energy LP (“Henry”), please see “Investor Agreements and Registration Rights Agreements” below.
On April 29, 2024, the Company redeemed the remainder of its 10.125% senior notes due 2028 (the “2028 Notes”) not purchased in the Company’s previously announced tender offers, at a redemption price of 105.063% of the principal amount thereof, plus accrued and unpaid interest to the redemption date. Our Chief Executive Officer, Jason Pigott, owned $484,000 principal amount of our 2028 Notes that he did not tender for purchase in such tender offers and that accordingly were redeemed by the Company at the redemption price in connection with such redemption.
Investor Agreements and Registration Rights Agreements
Henry Investor Agreement
On November 22, 2023, in connection with the closing of the acquisition of oil and gas properties in the Midland and Delaware Basins, including approximately 15,900 net acres located in Midland, Reeves and Upton Counties, equity interests in certain subsidiaries and related assets and contracts from Henry Resources, LLC, Henry Energy LP and Moriah Henry Partners LLC (collectively “Henry” and such acquisition, the “Henry Acquisition”) we entered into an Investor Agreement (the “Henry Investor Agreement”) with Richard D. Campbell and HT LP (as defined herein) (as well as certain other parties thereto) (the “Henry Investor Parties”). The Henry Investor Agreement provides for, among other things, the following:
•Customary standstill and transfer restrictions with respect to shares held by the Henry Investor Parties.
•Voting agreements pursuant to which the Henry Investor Parties agreed to vote their shares in favor of director nominees and other customary matters as recommended by the Board.

Corporate Governance and Board Matters	35
Henry Registration Rights Agreement
In connection with the closing of the Henry Acquisition, we entered into a registration rights agreement with Henry and Henry’s designees, dated as of November 6, 2023 (the “Henry Registration Rights Agreement”). Pursuant to the Henry Registration Rights Agreement, the Company grants to Henry certain demand, “piggy-back” and shelf registration rights with respect to the shares of the Company’s common stock to be received by such entities in the Henry Acquisition, subject to certain customary thresholds and conditions. Additionally, the Company agrees to pay certain expenses of the parties incurred in connection with the exercise of their rights under the Henry Registration Rights Agreement and to indemnify them for certain securities law matters in connection with any registration statement filed pursuant thereto.
PEP Investor Agreement
On February 2, 2024, in connection with the closing of the acquisition of additional working interests in producing assets associated with the Henry Acquisition (the “PEP Acquisition”), we entered into an Investor Agreement (the “PEP Investor Agreement”) with PEP HPP Jubilee SPV LP, PEP PEOF Dropkick SPV, LLC, PEP HPP Dropkick SPV LP and HPP Acorn SPV LP (collectively the “PEP Investor Parties”). The PEP Investor Agreement provides for, among other things, for the following:
•Customary standstill and transfer restrictions with respect to shares held by the PEP Investor Parties.
•Voting agreements pursuant to which the PEP Investor Parties agreed to vote their shares in favor of director nominees and other customary matters as recommended by the Board during the Standstill Period (as defined in the PEP Investor Agreement).
PEP Registration Rights Agreement
In connection with the closing of the PEP Acquisition, we entered into a registration rights agreement with the PEP Investors, dated as of February 2, 2024 (the “PEP Registration Rights Agreement”). Pursuant to the PEP Registration Rights Agreement, the Company grants to the PEP Investors certain demand, “piggy-back” and shelf registration rights with respect to the shares of the Company’s common stock to be received by such parties in the PEP Acquisition, subject to certain customary thresholds and conditions. Additionally, the Company agrees to pay certain expenses of the parties incurred in connection with the exercise of their rights under the PEP Registration Rights Agreement and to indemnify them for certain securities law matters in connection with any registration statement filed pursuant thereto.

36	Vital Energy, Inc. 2025 Proxy Statement
Communications with Directors
Stockholders or other interested parties can contact any director, any Board committee or the Company’s independent directors as a group, by writing to them at the following address: Vital Energy, Inc. c/o Corporate Secretary, Santa Fe Plaza, 521 E. 2nd Street, Suite 1000, Tulsa, Oklahoma 74120. All such communications will be given to the appropriate member(s) of the Board. The General Counsel will initially receive and process communications before forwarding them to the addressee. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will also be referred to the Audit Committee.

37
Audit Matters

Proposal Two

Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee of the Board selected EY as the independent registered public accounting firm of the Company for the 2025 fiscal year. The Board is providing stockholders the opportunity to vote to ratify the selection of EY. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of EY, the Audit Committee will reconsider the selection of that firm as the Company’s auditors but will be under no obligation to appoint a new public accounting firm.
The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s independent registered public accounting firm. As part of this oversight, the Audit Committee has established general best practices to evaluate the auditor’s qualifications, independence and performance, including the following:

Audit Committee Best Practices
•Review of non-audit fees and services when assessing independence. •Audit partner rotation every five years. •Audit Committee approval of every audit partner. •Regular meetings with the Audit Committee.	•Regular executive sessions with the Audit Committee without management present. •Annual evaluation of independent registered public accounting firm by the Audit Committee.

The Company expects that one or more representatives of EY will be present at the Annual Meeting. The representative(s) will have an opportunity to respond to appropriate questions and to make a statement if desired.
The stockholders’ ratification of the selection of EY does not limit the authority of the Audit Committee to change auditors at any time.
Vote Required
The affirmative “FOR” vote of a majority of the votes cast on this proposal at the Annual Meeting is required to approve this proposal.

The Board unanimously recommends that stockholders vote FOR the ratification of the selection of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

38	Vital Energy, Inc. 2025 Proxy Statement
Audit Services
External audit services for the fiscal years ended December 31, 2024 and 2023, were provided by EY, included auditing our consolidated financial statements, auditing the effectiveness of our internal control over financial reporting and services related to periodic filings made with the SEC. The Company anticipates its selected independent registered public accounting firm will perform similar services for the fiscal year 2025.
The Audit Committee Charter and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of external audit and tax services as well as the fees associated with such services. Vital’s Audit Committee pre-approved 100% of the services presented in the table below.
Audit and Other Fees
External audit fees for professional services are as follows:

	2024	2023
Audit fees(1)	$3,807,171	$1,994,622
Audit-related fees(2)	200,000	—
Tax fees(3)	51,346	206,632
Total	$4,058,517	$2,201,254
(1)Audit fees represent fees for professional services provided in connection with: (a) the annual audit of Vital’s consolidated financial statements; (b) the review of Vital’s quarterly consolidated financial statements; (c) the annual audit of the effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002; and (d) the review of certain of Vital’s filings with the SEC, including review of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards and (e) increase in scope due to significant transactions.
(2)Audit-related fees represent fees for professional services related to acquisitions and consultations regarding financial accounting and reporting standards.
(3)Tax fees represent the provision of certain tax consulting services incurred.

Audit Matters	39
Audit Committee Report
During the last fiscal year, and during the first quarter of 2025 in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Audit Committee:
•reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2024 with management and with EY, including the significant accounting policies used and significant estimates made by management in the preparation of our audited and consolidated financial statements, and the overall quality, not just the acceptability, of our consolidated financial statements and management’s financial reporting process;
•reviewed and discussed with the Company’s internal auditor the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and EY with and without management present to discuss the results of their examinations, their evaluations of internal controls, and the overall quality of the Company’s financial reporting and their compliance programs;
•reviewed and discussed with EY (i) their judgments as to the quality of the Company’s accounting policies, (ii) the written disclosures and letter from the independent registered public accountants required by Public Company Accounting Oversight Board (“PCAOB”) Independence Rules, and their independence, (iii) any issues deemed significant by EY or the Audit Committee, including critical audit matters addressed during the audit, and (iv) the matters required to be discussed by the applicable requirements of the PCAOB, the rules of the SEC, and other applicable regulations;
•evaluated the process by which the Company’s Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer make the certifications required by the SEC in connection with the filing with the SEC of the Company’s periodic reports, including reports on Forms 10-K and 10-Q; and
•pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accountants as required by the applicable rules promulgated pursuant to the Exchange Act, considered whether the rendering of non-audit services was compatible with maintaining EY’s independence, and concluded that EY’s independence was not compromised by the provision of such services (details regarding the fees paid to EY in years 2024 and 2023 for audit services, audit-related services, tax services and all other services, are set forth in “Audit and Other Fees” above). Pre-approval is generally provided for up to one year and is detailed as to the particular service or category of service. The Audit Committee may delegate pre-approval authority for such services to one or more of its members, whose decisions are then presented to the full Audit Committee at its next scheduled meeting. For fiscal years 2024 and 2023, all of the services provided by our independent registered public accounting firm were pre-approved by the Audit Committee.

40	Vital Energy, Inc. 2025 Proxy Statement
The Audit Committee meets regularly with management, including private discussions with EY, and receives the communications described above. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, such considerations and discussions do not assure that the Company’s consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States (“GAAP”) or that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards. Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with GAAP. EY is responsible for expressing an opinion on those financial statements. The Audit Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with GAAP and on the representations of the independent registered public accountants included in their report on the Company’s consolidated financial statements.
The Audit Committee has also established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Audit Committee of the Board
Frances Powell Hawes, Chair
John Driver
Jarvis V. Hollingsworth
Lori A. Lancaster
Edmund P. Segner, III
The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

41
Executive Compensation Matters

Proposal Three

Advisory Vote Approving the Compensation of Our Named Executive Officers
We are seeking stockholder approval on an advisory, non-binding basis of the compensation of our named executive officers as disclosed in the Executive Compensation Matters section of this Proxy Statement. In this proposal, stockholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and the other narrative executive compensation disclosure in the Proxy Statement for our 2025 Annual Meeting of Stockholders.”

To learn more about our compensation program, including our process for determining executive compensation, please see the Compensation Discussion & Analysis.
Although the vote is advisory and non-binding, our Board and Compensation Committee value the opinions that our stockholders express in their votes and will carefully consider the voting results in connection with their ongoing evaluation of our compensation program.
Vote Required
The affirmative “FOR” vote of a majority of the votes cast on this proposal at the Annual Meeting is required to approve this proposal.

The Board unanimously recommends that stockholders vote FOR the advisory vote approving the compensation of our named executive officers.

42	Vital Energy, Inc. 2025 Proxy Statement
Compensation Discussion & Analysis
The following discussion and analysis contains statements regarding our named executive officers’ past and future performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance.
CD&A Table of Contents

Executive Compensation Matters	43
CD&A Executive Summary
Our strategy is to build long-term value for our shareholders through low-cost, environmentally responsible development of our oil and gas resources. In 2024, this strategy delivered strong financial performance while we continued to expand our Permian Basin acreage position and increase oil-weighted inventory. Specific highlights include:
•Increased inventory to ~925 high-return locations, ~400 of which break even below $50 per barrel WTI
•Issued an aggregate $1 billion of senior unsecured notes due 2032 at 7.875% and utilized proceeds to repurchase higher coupon notes, resulting in annualized interest savings of $11 million
•Reported cash flows from operating activities of $1.0 billion and Adjusted Free Cash Flow of $232.8 million (as shown on Annex A)
•Reported FY-24 record total production of 133.9 MBOE/d and oil production of 61.7 MBO/d, an increase of 39% and 33%, respectively, versus FY-23
•Reported year-end 2024 proved reserves of 455.3 million BOE, an increase of 12% versus prior year
The short-term incentive plan (“STIP”) performance metrics for 2024 were updated from those used in 2023 to better reflect changes within our industry, current strategy and feedback from our stockholders. Following consultation with our independent compensation consultant, the Compensation Committee recommended, and the Board approved, slight modifications and updated targets for several of our previous metrics, all of which reflect an improvement over prior year performance and above average industry metrics. The updated STIP metrics are shown below.

2023 STIP Performance Metrics			2024 STIP Performance Metrics

Environmental as follows:			Environmental as follows:
Produced Fluid Spill Intensity	5.0%	10%	Produced Fluid Spill Intensity	5.0%	10%
Flaring Intensity/Air Stewardship	5.0%		Routine Flaring Intensity	5.0%
Employee TRIR(1)		5%	Employee Only TRIR(1)		5%
Contractor TRIR		5%	Employee and Contractor SIF(2)		5%
Gross Operated Base Performance, BOPD		20%	Gross Operated Base Performance, BOPD		15%
Gross Operated Wedge Oil Performance		20%	Gross Operated Wedge Oil Performance		15%
Free Cash Flow (Excluding Acquisitions) ($MM)(3)		20%	Free Cash Flow (Excluding Acquisitions) ($MM)(3)		30%
Gross Inventory Added with a Minimum 20% Drilling Rate of Return (Well Count)		20%	Gross Inventory Added with a Minimum 20% Drilling Rate of Return (Well Count)		20%
		100%			100%

(1)TRIR is defined as Total Recordable Incident Rate
(2)SIF is defined as Serious Injury and Fatality
(3)Free Cash Flow (Excluding Acquisitions) is defined as Consolidated EBITDAX, less interest expense, less cash costs incurred, excluding acquisitions, changes in working capital and non-cash charges.

44	Vital Energy, Inc. 2025 Proxy Statement
We received positive feedback from stockholders and our independent compensation consultant about the structure of our long-term performance metrics which combine annual relative total stockholder return, comparing the Company’s stockholder return to the stockholder return of the exploration and production companies listed in the Russell 2000 index (“Relative TSR”) and annual absolute total stockholder return (“Absolute Return”) (together, the “PSU Matrix Component”) so we continued this framework. This structure includes three separate annual performance periods during the three-year period of the LTIP grant. The Board believes that this structure aligns the interests of our executives with the interests of our stockholders on both an annual basis and over the long term while also incorporating both our absolute and relative performance. In addition, our long term performance metrics include an EBITDAX/Total Debt Component and growth in inventory (the “Inventory Growth Component”) to emphasize inventory growth to extend the Company’s runway of oil-weighted projects as desired by our stockholders. Under the terms of the award agreements, the EBITDAX/Total Debt Component is measured as Net Debt to Consolidated EBITDAX, as shown on Annex A, which is tied to the definition in the credit facility that is in effect as of the end of the performance period. Throughout this proxy, we refer to the EBITDAX/Total Debt Component as Net Debt to Consolidated EBITDAX. We also maintained an ESG component as part of our long term performance metrics to reflect our focus on operating in a safe and responsible manner.

2024 Performance Share Unit Award Metrics
Three-year relative and absolute total stockholder return	50%
Three-year growth in inventory	15%
Three-year Net Debt/Consolidated EBITDAX	20%
ESG	15%
100%

Executive Compensation Matters	45
2024 Incentive Payouts
Each STIP performance measure is evaluated against established targets which resulted in a payout for 2024 at 84% of target. The share-settled performance share unit awards granted on February 22, 2022 had a performance period of January 1, 2022 to December 31, 2024 and vested in the first quarter of 2025; we determined the payout to be 82% based on the applicable performance metrics. The chart below highlights the STIP and long-term incentive payouts for incentive periods ending in 2024. For a full description of our 2024 Executive Compensation Program, see the discussion beginning on page 54.

2024 STIP Payout of 84% of Target	2022 Performance Share Unit Awards Payout of 82% of Target

200
150
100
50
0
Produced Fluid Spill Intensity
Routine Flaring Intensity
Employee Only TRIR
Employee and Contractor SIF
Gross Operated Base Performance
Gross Operated Wedge Oil Performance
Free Cash Flow
Gross Inventory Added
Total Annual Payout
Actual
Target

200
150
100
50
0
Three-year relative and absolute total stockholder return
Three-year growth in inventory
Three-year Net Debt/Consolidated EBITDAX
ESG
Total Payout

46	Vital Energy, Inc. 2025 Proxy Statement
“Say-on-Pay” Results & Management Responsiveness
Of the shares voted at the 2024 annual meeting of stockholders, over 96% voted to approve Vital’s 2023 executive compensation. We believe this continued high approval of our executive compensation reflects stockholder satisfaction with the steps taken by the Board and Compensation Committee to establish a fair and robust compensation system that addresses stockholder priorities.
Key Compensation Adjustments in Past Three Years

•Updated STIP performance metrics to better reflect criteria important to stockholders
•Added additional disclosures regarding the Compensation Committee’s role in developing performance metrics and peer group selection methodology
•Amended and Restated the LTIP and the Vital Energy, Inc. Change in Control Executive Severance Plan (as amended and restated from time to time, the “Change in Control Plan”), in each case, to reflect certain market practices

•Adopted an executive incentive clawback plan, providing for clawback in certain instances of financial restatement
•Enhanced the Vital Energy, Inc. Omnibus Equity Incentive Plan (the “LTIP”) performance unit award weighting and metrics, including implementation of a metric for 2022 tied to achievement of our 2025 emission reduction targets

Named Executive Officers
Our named executive officers for 2024:

Name	Positions
Jason Pigott	President and Chief Executive Officer
Bryan Lemmerman	Executive Vice President and Chief Financial Officer
Mark Denny	Executive Vice President, General Counsel and Secretary
Katie Hill	Senior Vice President and Chief Operating Officer

Executive Compensation Matters	47
In addition to Mr. Pigott, whose biography is included under the Director Qualifications section, set forth below is the biographical information for each of our NEOs.

Bryan Lemmerman Senior Vice President and Chief Financial Officer from June 2020 to November 2023. Executive Vice President and Chief Financial Officer since November 2023. Age 50
Mr. Lemmerman joined Vital in June 2020 as Senior Vice President and Chief Financial Officer. In November 2023 Mr. Lemmerman was promoted to Executive Vice President and Chief Financial Officer. Mr. Lemmerman has more than 17 years of experience in the energy exploration and production industry, including an extensive background in strategic planning and business development. He previously was with Chesapeake Energy Corporation, from May 2010 until June 2020, serving in financial roles with increasing responsibility, most recently as Vice President—Business Development and Treasurer. Prior to joining Chesapeake, Mr. Lemmerman was a portfolio manager at Highview Capital Management and Ritchie Capital Management, overseeing investments in public and private energy companies. He began his career as a tax consultant with Deloitte & Touche.
Education •B.B.A., Accounting, Texas A&M University •M.S., Accounting, Texas A&M University •M.B.A., University of Texas

Mark Denny Senior Vice President —General Counsel and Secretary from April 2019 to November 2023. Executive Vice President — General Counsel and Secretary since November 2023 Age 44
Mr. Denny joined Vital in February 2013. Prior to his most recent promotion to Executive Vice President, he served as Senior Vice President and General Counsel. Prior to joining Vital, Mr. Denny worked in-house at SEH Offshore, Inc. and Seahawk Drilling, Inc. Prior to that, Mr. Denny worked at the international law firms of Vinson & Elkins and Fried Frank.
Education •B.S., Economics and Political Science, Vanderbilt University •J.D., Georgetown University Law Center

Katie Hill Senior Vice President and Chief Operating Officer—Operations since November 2023 Age 37
Ms. Hill joined Vital in September 2022 as VP-Operations and was promoted to Chief Operating Officer and the senior leadership team in November 2023. Prior to joining Vital she served as Senior Vice President - Operations at Javelin Energy Partners, LLC from June 2020 to August 2022. Previously, she served for eight years, from June 2012 until June 2020, at Chesapeake Energy in positions of increasing responsibility in operations. Ms. Hill began her career as an engineer with BP in 2008.
Education •B.S., Mechanical Engineering, University of Michigan College of Engineering •M.S., Mechanical Engineering, University of Michigan College of Engineering

48	Vital Energy, Inc. 2025 Proxy Statement
2024 Compensation Alignment & Pay for Performance
To ensure that we pay our NEOs for their performance in relation to our strategy, the majority of their compensation is variable and heavily dependent on performance metrics pre-established by our Board. The following pie charts depict the allocation of fixed compensation (salary rate) vs. variable compensation (target STIP awards and target LTIP awards) for 2024 of our CEO and average for the other NEOs at target.

CEO Target Pay Mix	Other NEOs Average Target Pay Mix

Time-based LTIP 37.3%
Salary Rate 11.3%
Perf-based STIP 14.1%
Perf-based LTIP 37.3%
Total Pay at Risk
89%

Time-based LTIP 34%
Salary Rate 17%
Perf-based STIP 15%
Perf-based LTIP 34%
Total Pay at Risk 83%

2024 Summary Compensation Table Pay Mix(1)
The following table sets forth the approximate allocation between fixed and variable compensation for each NEO’s compensation reported in the Summary Compensation Table. This table is the approximate percentages of our NEOs’ total compensation in the form of salary, earned STIP payment and grant date fair value of LTIP awards during the fiscal year 2024 as set forth in the Summary Compensation Table.

Name and Principal Position	Salary as a percentage of total compensation(2)	Cash-based STIP awards as a percentage of total compensation(2)	Equity-based LTIP awards as a percentage of total compensation(2)

Jason Pigott President & Chief Executive Officer	10%	11%	79%

Bryan Lemmerman Executive Vice President & Chief Financial Officer	14%	11%	74%

Mark Denny Executive Vice President General Counsel & Secretary	17%	12%	70%

Katie Hill Senior Vice President & Chief Operating Officer	17%	12%	68%

(1)Totals may not add up to 100% due to rounding or because the remaining portions of the NEOs’ total compensation are attributable to all other compensation, as reported in the Summary Compensation Table, during the fiscal year 2024. For further discussion of the NEOs’ other compensation see the Summary Compensation Table.
(2)The equity-based award amounts used in these calculations are the sum of the grant-date fair value of the restricted stock awards and performance share unit awards granted in 2024. Please refer to Note 9 to our audited consolidated financial statements in our 2024 Annual Report for disclosure regarding the fair value estimates of these awards.

Executive Compensation Matters	49
The below tables show the specific performance metrics in 2024 for the STIP and LTIP and demonstrate how those performance metrics align with our corporate strategy on both a short-term and long-term basis. For more details regarding the 2024 executive compensation and performance metric results, see page 56.

Compensation		Key Performance Metrics	Link to Company Strategy

Short-Term Incentive Program		Environmental •Produced Fluid Spill Intensity (5%) •Routine Flaring Intensity (5%)	Managing Risks

		Employee Only TRIR (5%)	Safety

		Employee and Contractor SIF (5%)	Safety

		Gross Operated Base Performance, BOPD (15%)	Asset Optimization

		Gross Operated Wedge Performance (15%)	Asset Optimization

		Free Cash Flow (Excluding Acquisitions) ($MM) (30%)	Asset Optimization

		Gross Inventory Added with Minimum 20% Drilling ROR (Well Count) (20%)	Seeking High-Margin Inventory

Long-Term Incentive Program	Restricted Stock Awards (50%)	Stock Price (3-year vesting period)	Increasing Stockholder Value

	Performance Share Units (50%)	Three-Year Relative TSR and Three-Year Absolute Return (50%)	Increasing Stockholder Value

		Three-Year Net Debt/Consolidated EBITDAX (20%)	Strong Financial Profile

		Three-Year Growth in Inventory (15%)	High Margin Growth

		ESG (15%)	Community Stewardship and Safety

Compensation Philosophy & Process for Determining Executive Compensation
We design our executive compensation program to attract, retain and motivate highly qualified and committed personnel who will successfully execute our strategy and create stockholder value.

50	Vital Energy, Inc. 2025 Proxy Statement
Compensation Committee’s Role in Our Compensation Program
The Board has delegated to the Compensation Committee the responsibility of establishing the general compensation philosophies and objectives of the Company. Specifically, the Compensation Committee evaluates and recommends for approval or ratification by the Board certain compensation related decisions for the Company as follows:

•Review and approve the Company’s goals and objectives relevant to the compensation of the CEO, annually evaluate the CEO’s performance relative to those goals and objectives, and, based on this evaluation, determine and approve the CEO’s compensation level, including salary, bonus, incentive and equity compensation. In determining the long-term incentive component of the CEO’s compensation, the Compensation Committee considers, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies and the award given to the Company’s CEO in past years.
•Consider the non-binding vote of stockholders to approve executive compensation each year at the annual meeting, feedback received from stockholders as part of the Company’s stockholder engagement program, recommendations from the CEO, and input from the Company’s independent compensation consultant.
•Make recommendations to the Board with respect to all compensation for executive officers.
•Make recommendation to the Board with respect to all employment agreements, severance arrangements, change in control provisions and agreements, and any special supplemental benefits applicable to the Company’s executive officers.
•Review and make recommendations to the Board with respect to incentive compensation and equity-based plans.
•Administer the Company’s equity-based compensation plans, including the grant of performance unit awards and other equity awards under such plans.

For more information regarding the results of the stockholder vote to approve executive compensation from the 2024 annual meeting and the Compensation Committee’s 2024 stockholder outreach related to our compensation program, please see the “Say-on-Pay” Results & Management Responsiveness section.
CEO’s Role in Our Compensation Program
With the approval of the Compensation Committee, the CEO obtains and reviews external market information (including that received from the Compensation Committee’s independent compensation consultant, as more fully described below) to determine if the Company is offering competitive compensation packages to our NEOs and to recommend any adjustment to the compensation levels when necessary. The CEO also considers both the Company’s and the officer’s performance during the year, including whether the officer served in an expanded role at the Company. The CEO provides recommendations to the Compensation Committee regarding the compensation levels for our existing officers and our compensation program as a whole (except regarding his own compensation).
While the Compensation Committee gives considerable weight to the CEO’s input on compensation matters, it applies its own analysis and judgment before making a recommendation to the Board. The Board considers the recommendations of the Compensation Committee but has the final decision-making authority on all executive compensation matters, except with respect to compensation for the CEO, which is approved by the Compensation Committee and subsequently reviewed and ratified by the Board.
Independent Compensation Consultant Role in Our Compensation Program and Conflicts of Interest Analysis
The Compensation Committee Charter grants the Compensation Committee the authority, to the extent it deems appropriate, to retain one or more compensation consultants to assist in the evaluation of director and executive compensation. The Compensation Committee’s objective when engaging an independent consultant is to assess our level of competitiveness for executive-level talent and provide recommendations for attracting, motivating, and retaining key employees, including identifying industry-best practices. The Compensation Committee has the sole authority to retain and terminate any such consulting firm and to approve the firm’s fees and other retention terms. The Company provides appropriate funding, as determined by the Compensation Committee, for payment to any consulting firm or other advisers employed by the Compensation Committee.

Executive Compensation Matters	51
The Compensation Committee elected to engage Willis Towers Watson (“WTW”) to serve as its independent compensation adviser beginning August 14, 2019. WTW assists the Compensation Committee in reviewing our executive compensation program and providing comparative market data and trends on compensation practices and programs based on an analysis of our peer companies.
WTW also provides a very small amount of nonexecutive compensation consulting services. The Compensation Committee considered the relationships that WTW had with the Company, the members of the Compensation Committee and our executive officers, as well as the polices that WTW has in place to maintain their independence and objectivity, and determined that no conflicts of interest arose from the work performed by WTW.
Compensation Peers
The Compensation Committee engages with the independent compensation consultant to develop the competitive assessment of NEO compensation on an annual basis, which includes comparing our NEO compensation against a compensation peer group as well as relevant industry specific compensation surveys. The peer group is developed using a combination of objective and subjective criteria, including size, similarity of business, geographic proximity of operations, production focus, performance and competition for talent, while it is difficult to select an appropriately sized peer group due to the competitive environment, industry consolidation and unique services provided by the Company. The Compensation Committee believes the companies identified below were the most appropriate companies for considering relative compensation for 2024. Based on this review, the Committee approved the following peer group for 2024:
2024 Compensation Peer Group*

Berry Corporation Callon Petroleum Company Chord Energy Corporation Civitas Resources, Inc. Comstock Resources, Inc.	Earthstone Energy, Inc. Magnolia Oil & Gas Corporation Matador Resources Company Murphy Oil Corporation Northern Oil and Gas, Inc.	PDC Energy, Inc. Permian Resources Corporation SM Energy Company Talos Energy, Inc.

*    This peer group was used to develop competitive market data in November 2023 (based on disclosures regarding 2022 compensation) to inform the 2024 executive compensation decisions. The Compensation Committee adjusts the compensation peer group on an annual basis to add or remove companies due to size, revenue, geographic basin, bankruptcies and mergers.
As part of our compensation philosophy and design, we review compensation data of our peers to gain a general understanding of compensation practices and to remain moderately competitive relative to the market, but we do not benchmark to set target compensation to any specific market percentile of our compensation peers.
The Company establishes a separate performance peer group for evaluating relative performance within the performance unit awards. The performance unit award peer group sample size is larger than the compensation peer group, but generally includes the compensation peers disclosed above. The Compensation Committee believes this is beneficial as the performance unit award peer group represents a larger market-based investment group while the compensation peer group represents the most analogous companies competing for talented employees. For more information on our performance unit award peer group for the 2024 performance unit awards, see page 58.
For 2024, the Compensation Committee approved the independent compensation consultant’s use of the following data as part of its annual efforts to develop a competitive assessment of NEO pay: (i) WTW’s 2023 General Industry Executive and MMAPS survey; (ii) WTW’s 2023 Oil and Gas Executive Compensation Database; and (iii) peer company proxy data.

52	Vital Energy, Inc. 2025 Proxy Statement
Developing Performance Metrics
The Compensation Committee and the Board, with the assistance of the independent compensation consultant, determine the performance metrics we use in our compensation program for both short-term and long-term incentive awards. The Compensation Committee reviews all performance metrics annually to make sure they appropriately incentivize our NEOs and employees to execute the short-term goals and long-term strategies important to the Company’s success and the creation of value for its stockholders. For more information on the establishment of the 2024 performance metrics, see the 2024 Executive Compensation Program.
Risk Assessment
The Compensation Committee and management reviewed our compensation policies as generally applicable to our employees and determined that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.
Our compensation philosophy and culture support the use of salary, short-term incentive cash awards and long-term incentive equity throughout our organization and with all levels of employees. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:
•Our overall compensation levels are competitive with the market; and
•Our compensation mix is balanced among (i) fixed components such as salary and benefits, (ii) short-term incentive cash awards and (iii) long-term incentive equity and cash awards that reward our employees based on long-term overall financial performance and operational measures.
Additionally, the Compensation Committee manages risk by establishing equity ownership guidelines and prohibiting hedging our stock or using it as collateral for any purpose. The Compensation Committee will continue to monitor the compensation program to discourage excessive and unnecessary risk-taking.
Equity Ownership Guidelines
The Compensation Committee recommended, and the Board approved, stock ownership guidelines for the current NEOs to further align the interest of our NEOs with those of our stockholders. Individuals have five years from their hire, promotion or appointment date to reach the following stock ownership guidelines (as a multiple of salary rate):

Stock Ownership Requirements	Multiple of Base Salary
CEO	5x
Executive & Senior Vice Presidents	2x
The value of the stock used for calculation of compliance with these requirements shall be the higher of (i) value at the date of grant and (ii) current market value as of the date of determination. In 2024, all of our NEOs satisfied the stock ownership guidelines.

Name	Multiple of Base Salary Required	Compliance Status
Jason Pigott	5x	In compliance
Bryan Lemmerman	2x	In compliance
Mark Denny	2x	In compliance
Katie Hill	2x	In compliance

Executive Compensation Matters	53
Insider Trading Policy
The Board adopted a Policy Prohibiting Insider Trading and Unauthorized Disclosure of Information to Others (“Insider Trading Policy”) governing the purchase, sale and other dispositions of the Company’s securities that applies to directors, officers and employees. We believe our Insider Trading Policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards applicable to the Company. While the Company’s Insider Trading Policy does not apply to the Company’s transactions in its own securities, it is the Company’s policy to comply with applicable securities laws as well as the applicable rules and regulations of the NYSE. A copy of the Company’s Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.
Policies Against Hedging and Pledging Stock
Our Insider Trading Policy prohibits our directors, officers and employees from purchasing, selling, or otherwise trading in any form of any derivative securities tied to Company stock or other Company securities, including calls, puts, options, swaps and hedges. We prohibit such conduct in an effort to align the objectives of directors and officers with the Company’s other stockholders.
In addition, our directors and NEOs may not hold their Company securities in a margin account and may not, without prior approval and in very limited circumstances, pledge Company securities as collateral for any other loan. The only exception to the prohibition on pledging securities may exist in the case of a non-margin loan where the director or officer was clearly able to demonstrate the financial ability to repay the loan without resort to the pledged securities, and only if such pledge was pre-approved by our General Counsel. No shares owned by our directors or NEOs are currently pledged.
Policies and Practices Related to the Timing of Grants of Certain Equity-Based Awards
We do not currently grant stock options or stock appreciation rights (“SARs”) as part of our equity compensation programs, and therefore we do not maintain a formal policy regarding the timing of stock option or SAR awards. During 2024, while the Board did not grant any stock options or SARs, it did not time the disclosure of material nonpublic information to affect the value of other types of executive compensation awards granted to any service provider.
Tax and Accounting Implications
The Compensation Committee considers the tax and accounting implications in determining the elements of the Company’s compensation program. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the deductibility of annual compensation paid to a “covered employee” to $1 million. As of January 1, 2018, the definition of “covered employee” includes the NEOs and certain former NEOs of the Company. Despite this limit, the Compensation Committee may determine that it is in the Company’s best interests to provide for compensation that is not deductible.
In addition, Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments, and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is the Company’s intention to design and administer its compensation and benefits plans and arrangements for all employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

54	Vital Energy, Inc. 2025 Proxy Statement
2024 Executive Compensation Program
Base Salary
Salary rates are structured to reflect each of our NEO’s skills, responsibilities, experience, tenure and contributions to the Company. Salary rates are typically reviewed annually and adjusted, if warranted, in the first quarter of each year. Annual salary adjustments are based on market data and a subjective analysis of several individual factors, including:
•the strategic impact of the officer’s position;
•the potential future contribution of the officer; and
•the actual performance of the officer during the previous year.
In addition to the individual factors listed above, we also take into consideration our overall business performance and implementation of Company objectives. As with the other components of our compensation program, we review industry trends and the salary rates of our peers as well. While these factors generally provide context for making salary decisions, salary rate decisions do not depend directly on attainment of specific goals or performance levels and no specific weighting is given to one factor over another.
The following table presents the salary rates for our NEOs in 2023 and 2024.

Name	2023 salary rate ($)	2024 salary rate ($)	Percent Change(1)
Jason Pigott	800,000	835,000	4.4%
Bryan Lemmerman	550,000	550,000	—%
Mark Denny	425,000	425,000	—%
Katie Hill	425,000	425,000	—%
(1)Each of Messrs. Lemmerman and Denny and Ms. Hill received salary rate increases in connection with promotions in late 2023 so the Board elected not to further increase their salaries in 2024.

Executive Compensation Matters	55
Annual Incentive
To incentivize and recognize achievements throughout the year, each NEO and Company employee is given a STIP target percentage, which is a percentage of his or her salary. If the Company meets certain performance metrics throughout the year, the Company will pay STIP awards. STIP target percentages vary by NEO based on job classifications and responsibilities, and the Compensation Committee considers data presented by WTW regarding similar positions in the market and among our peer companies.
For 2024, no changes were made to the NEOs’ target STIP percentages. The following table presents the STIP target percentages for our NEOs in 2024.

Name	2024 STIP target percentage
Jason Pigott	125%
Bryan Lemmerman	95%
Mark Denny	85%
Katie Hill	85%
The Compensation Committee sets the objective performance metrics that the Company must meet to receive an STIP award. Each metric is evaluated independently with threshold, target and maximum goals established for each. No payout is earned for a metric that fails to meet the minimum performance threshold. A 50% payout is earned for a metric that meets the minimum threshold, a 100% payout is earned for a metric that meets target and a maximum payout of 200% is earned for a metric that meets or exceeds the maximum goal (with payout linearly interpolated for performance that falls between the goals). The Compensation Committee recommends and the Board approves any STIP award amount based on performance metrics (weighted 70%) as well as the Compensation Committee’s subjective assessment of the Company’s overall strategic performance in other areas (weighted 30%). Although 30% of the Company STIP performance determination is based on a subjective performance assessment, in practice the historical payouts (including for the 2024 performance year) have predominantly been 100% based on objective performance metrics, and the Compensation Committee reserves any subjective-based deviations when it deems it an appropriate consideration to address unusual and rare circumstances (e.g., dealing with Covid-19 impacts) or to properly assess Vital’s overall strategic performance. The subjective component can also operate to reduce the payout below the amount determined by the objective criteria.
The Company determines an individual award by taking the salary earned during the performance year and multiplying it by the individual STIP target percentage, the result of which is then multiplied by the Company STIP payout percentage, the result of which may then be adjusted for individual performance. The Compensation Committee considers individual adjustments for our NEOs after receiving input provided by the CEO regarding both Company performance in other areas, as well as individual performance factors such as leadership, commitment, motivational effect, level of responsibility and overall contribution to Vital’s success (provided that the Compensation Committee solely determines the CEO’s STIP award with the Board ratifying such determination).

Base Salary	x	Individual STIP Target Percentage of Base Salary	x	Company STIP Payout Percentage Approved by Board	±	Any Individual Performance Adjustment

Although our STIP award includes objective performance metrics, our Compensation Committee has the ultimate discretion to recommend to the Board whether to award any, and the amount of, STIP awards.

56	Vital Energy, Inc. 2025 Proxy Statement
The Compensation Committee, in conjunction with our independent compensation consultant, recommended, and the Board approved, the following performance metrics for the 2024 STIP. These performance measures reflect environmental, safety, operational and financial priorities of the business. The performance metrics for the 2024 STIP were as follows:

Metric	Area of Focus	Weighting	2024 Target Performance	2024 Actual Performance	Metric Achievement	Weighted Payout

Produced Fluid Spill Intensity(1)	Environmental and Operational	5.0%	0.015	0.018	85%	4.3%
Routine Flaring Intensity(2)	Environmental and Operational	5.0%	0.27	0.18%	200%	10.0%
Employee Only TRIR(3)	Safety	5.0%	0.370	0.779	0.0%	0.0%
Employee and Contractor SIF(4)	Safety	5.0%	0.030	0.189	0.0%	0.0%
Gross Operated Base Performance, BOPD(5)	Operational	15%	0.0%	-0.9%	82%	12.3%
Gross Operated Wedge Oil Performance(6)	Operational	15%	0.0%	1.8%	122.5%	18.4%
Free Cash Flow (Excluding Acquisitions) ($MM)(7)	Operational and Financial	30%	$355	$201	0.0%	0.0%
Gross Inventory Added(8)	Operational and Financial	20%	120	196	195%	39.0%
Total Annual Payout						83.9%
(1)Produced Fluid Spill Intensity: The total gross barrels of produced liquids released, outside of all secondary containment, per thousand barrels of gross operated combined liquids produced.
(2)Routine Flare Intensity: Ratio of total gross routine flared gas from operated properties to total gross wellhead gas production from operated properties.
(3)Employee only TRIR: Total reportable incident rate for employees.
(4)SIF: Serious Injury and Fatality
(5)Gross Operated Base Performance, BOPD: 2024 actual gross operated base oil production volume, calculated as follows: gross oil production volume over 2023 budget gross production forecast volume.
(6)Gross Operated Wedge Oil Performance: The average gross operated wedge oil production volume, calculated as follows: gross oil production volume over 2024 budget gross production forecast volume.
(7)Free Cash Flow (Excluding Acquisitions): Consolidated EBITDAX, less interest expense, less cash costs incurred, excluding acquisitions, changes in working capital and non-cash charges.
(8)Gross Inventory Added: Gross operated inventory added via acquisitions or organic growth that meets a minimum IRR of 20%.
In addition, the Compensation Committee may make individual adjustments after considering (i) Company performance in other areas as well as individual performance factors such as leadership, commitment, motivational effect, level of responsibility and overall contribution to the Company’s success and (ii) the recommendation of the CEO, other than for himself. After such review and discussion, the Compensation Committee did not exercise discretion to change the STIP payout for the CEO or any of our other NEOs. Additionally, the Compensation Committee did not exercise any positive discretion for the 30% subjective portion of the performance goals and approved a payout consistent with the achievement of the objective criteria. The table below represents the actual amounts paid to our NEOs.

Name	2024 STIP salary ($)	2024 STIP target percentage	2024 STIP target value ($)	Award payout ($)	Approved percent payout to target
Jason Pigott	828,269	125%	1,035,336	868,647	83.9%
Bryan Lemmerman	550,000	95%	522,500	438,378	83.9%
Mark Denny	425,000	85%	361,250	303,089	83.9%
Katie Hill	425,000	85%	361,250	303,089	83.9%

Executive Compensation Matters	57
Long-Term Incentive
To prioritize retention and the long-term goals of the Company, the Company sponsors the LTIP under which each NEO and certain of our employees are given an LTIP award, which consists of restricted stock awards subject to time-based vesting and performance share units that vest based on company performance (“PSUs” or “performance units”). Our NEOs receive LTIP grants consisting of 50% restricted stock and 50% PSUs. The applicable vesting periods and restrictions for the restricted stock and applicable performance period and performance metrics for the performance share units are set forth below. By tying a significant portion of our compensation directly to the performance of our common stock, we align the interests of our NEOs with those of our stockholders. LTIP awards are generally granted in the first quarter following our Board meeting and the filing of our Annual Report on Form 10-K.
Following consultation with WTW, our Compensation Committee established the below values of individual LTIP awards for our NEOs for the 2024 calendar year performance which aligns with their LTIP targets to the market practices of our 2024 Compensation Peer Group. In addition, the Compensation Committee considered additional factors in making their determination including past performance, criticality to the business and potential future individual growth.
The following table presents the target value of LTIP awards for our NEOs in 2024.

Name	Value of 2024 LTIP Award ($)(1)
Jason Pigott	5,500,000
Bryan Lemmerman	2,500,000
Mark Denny	1,500,000
Katie Hill	1,500,000
(1)The value of the LTIP award reflected in this table is based on the target grant value approved by the Board or Compensation Committee (the “Grant Value”). See the Summary Compensation Table on page 62 for the grant-date fair value determined under FASB ASC Topic 718.
The Target Value of the long-term incentive awards was determined in consultation with WTW. For 2024, the total number of both the shares of stock and performance units granted were calculated by dividing the Grant Value of the LTIP award by the average closing price of our stock for the 10 trading days ended February 8, 2024 for an average closing stock price of $43.34.
The grant-date fair values reflected elsewhere in this proxy statement were computed in accordance with FASB ASC Topic 718 as described in Note 9 to our audited consolidated financial statements in our 2024 Annual Report, and not the Target Value.
Restricted stock awards will vest and the transfer restrictions thereon will lapse ratably, over three years. Restricted stock awards are subject to forfeiture until vested. Each recipient will forfeit his or her unvested restricted stock awards if the recipient’s employment is terminated by us for any reason or if the recipient resigns (in either case, other than for death or disability). This vesting schedule is comparable to those utilized by peers in our compensation peer group and assists us in attracting new talent and retaining existing personnel.
Performance unit awards granted in 2024 will vest in the first quarter of 2027 following a three-year performance period from 2024 to 2026 if the Company meets the performance thresholds established by the Compensation Committee and the Company anticipates will be settled in cash. For further discussion of the performance criteria used for the performance unit awards, please see the discussion on page 59. Each recipient will forfeit his or her performance unit awards if the recipient’s employment with us is terminated by the Company for any reason or if the recipient resigns (in either case, other than for death or disability). If a recipient’s employment is terminated due to death or disability, the recipient is entitled to receive a prorated vesting of performance units. Generally, grants of performance unit awards are made in the first quarter of each year, when the results of our operations for the previous year have generally been determined and when our Compensation Committee meets to discuss STIP payouts based on prior year results.

58	Vital Energy, Inc. 2025 Proxy Statement
2024 Cash-Settled Performance Share Unit Award Peer Group
For our 2024 grants of performance-based long-term incentive awards, the Compensation Committee approved the use of E&P companies included in the Russell 2000 Index for purposes of measuring Vital’s Relative TSR performance, which included the following companies:

Amplify Energy Corporation	Berry Corporation	California Resources Corporation
Chord Energy Corporation	Civitas Resources, Inc.	CNX Resources Corporation
Comstock Resources, Inc.	Crescent Energy Class A	Empire Petroleum Corporation
Evolution Petroleum Corporation	Granite Ridge Resources, Inc.	Gulfport Energy Corporation
HighPeak Energy, Inc.	Kosmos Energy Ltd.	Magnolia Oil Gas Corporation
Matador Resources	Murphy Oil Corporation	Northern Oil & Gas, Inc.
Permian Resources Corporation	PrimeEnergy Resources Corporation	Riley Exploration Permian, Inc.
Ring Energy, Inc.	SandRidge Energy, Inc.	Sitio Royalties Corp.
SM Energy Company	Talos Energy Inc.	VAALCO Energy, Inc.
Vitesse Energy, Inc.	W & T Offshore, Inc.

Executive Compensation Matters	59
2022 to 2024 Share-Settled Performance Share Unit Award Payout Results
The share-settled performance share unit awards granted on February 22, 2022 had a performance period of January 1, 2022 to December 31, 2024 and vested in the first quarter of 2025. We determined the payout to be 82% based on the following performance metrics (together, the “Performance Multiple”):
1. 50% weighting on the “PSU Matrix Component.” The PSU Matrix Component is determined based on the following matrix:

	Relative TSR (quartile)
		1st	2nd	3rd	4th
1-Year Absolute Return	<8%	75%	50%	25%	0%
	≥ 8% and <14%	100%	75%	50%	25%
	≥ 14% and <20%	200%	100%	75%	50%
	≥20%	250%	200%	100%	75%
Each individual year’s results are interpolated between points and determined by using the above matrix. The three-year average is then used for the final payout determination.
2. 20% weighting on earnings before interest, taxes, depreciation, amortization and exploration expense (“EBITDAX”) and three-year total debt reduction (the “Net Debt/Consolidated EBITDAX Component”).
3. 15% weighting on the “Inventory Growth Component”.
4. 15% weighting on emissions reduction targets related to progress towards our 2025 emissions reductions targets, as described on page 11 (the “ESG Component”).
Below are tables that summarize the threshold for each performance metric. All points between the respective levels are interpolated, and the Net Debt/Consolidated EBITDAX Component, Inventory Growth Component and ESG Component are adjusted accordingly.

Net Debt/Consolidated EBITDAX Component Thresholds	Net Debt/Consolidated EBITDAX Factor
Above 1.75	0%
1.75	50%
1.5	100%
1.0 and below	200%

Inventory Growth Component Thresholds	Inventory Growth Factor
Below 165	0%
165	50%
275	100%
385 and above	200%

ESG Component Thresholds	ESG Factor
Below 8%, 16.1 mtCO2e/MBOE	0%
8%, 16.1 mtCO2e/MBOE	50%
16%, 14.7 mtCO2e/MBOE	100%
22% and above, 13.6 mtCO2e/MBOE	200%
The 2022 performance unit awards resulted in a PSU Matrix Factor, Net Debt/Consolidated EBITDAX Factor, Inventory Growth Factor, and ESG Factor of 8%, 88%, 200% and 200%, respectively, and together, a Performance Multiple of 82%.

60	Vital Energy, Inc. 2025 Proxy Statement
Other Benefits
Each NEO is also eligible for the below listed benefits from the Company.

Health and Welfare Benefits
Our NEOs are eligible to participate in all of our employee health and welfare benefit plans on the same basis as other employees (subject to applicable law). These plans include life, medical, vision and dental insurance, dependent care, flexible spending accounts, medical flexible spending accounts or health savings accounts, as well as short and long-term disability benefits. These benefits ensure that we are able to attract and retain officers and other employees. This is a fixed component of compensation, and these benefits are provided on a non-discriminatory basis to all employees.

Retirement Benefits
Our NEOs also participate in our defined contribution plan under Section 401(k) of the Code, on the same basis as our other employees. The plan allows eligible employees to make contributions up to 100% of their annual compensation, not to exceed annual limits established by the federal government. We make matching contributions in cash of up to 6% of an employee’s eligible compensation and may make additional discretionary contributions in the form of cash. For our NEOs, we do not sponsor or maintain any defined benefit pension plans or non-qualified deferred compensation plans.

Perquisites
We believe that the total mix of compensation and benefits provided to our NEOs is currently competitive and, therefore, perquisites do not play a significant role in our NEOs’ total compensation. However, Vital does provide limited perquisites and benefits to its NEOs, including an annual physical to encourage our NEOs to protect their health.
A Charitable Matching Gift Program is offered to all Vital employees and members of our Board. This program allows the Company to support employees and board members in their efforts to give back to the communities in which they work and live. Under this program, (a) the Company will match dollar-for-dollar contributions made by employees or members of our Board, up to $1,000 per calendar year and (b) if employees or board members donate to selected Company charities as part of the Company-wide charitable giving campaign, the Company will match dollar-for-dollar. Gifts will only be matched if they are requested for organizations eligible under Section 501(c)(3) of the Code. The minimum contribution that will be matched is $100 per calendar year. In order for the Company to provide the matching gift, there can be no direct benefit, reward or consideration to the employee or board member when making the donation.

Executive Compensation Matters	61
Severance and Change in Control Benefits
Severance and change in control protections are provided to our NEOs pursuant to the Change in Control Plan or the Vital Energy Inc. Executive Severance Plan (as amended, the “Severance Plan”), as applicable. Each plan provides severance payments and benefits to our NEOs and eligible persons with the title of vice president and above, as determined by our Compensation Committee. We maintain the Change in Control Plan and Severance Plan to align severance and change in control benefits with severance and change in control benefits provided by companies with which we compete for executive talent. We believe that maintaining such plans is preferable to individually negotiated agreements because they ensure continuity of terms between members of our executive team and provide ease of administration.
The benefits provided under the Change in Control Plan are considered “double trigger,” meaning that the NEO must be terminated without cause or for good reason within a specified period following a change in control in order to receive any such benefits. We strongly believe that providing for “double trigger” change in control benefits encourages our NEOs to remain with the Company in the event of a qualifying transaction through the consummation of any such transaction. “Double trigger” benefits are also beneficial to our stockholders as well as any potential acquirers in connection with a qualifying transaction, as they help to ensure the continued operation and seamless transition of the Company prior to and through the conclusion of any such transaction.
Effective as of December 10, 2024, our Board approved the amendment and restatement of the Change in Control Plan, to reflect certain market practices. The changes effected by the amendment and restatement of the Change in Control Plan were to, among other things, (i) update the “change in control” and “good reason” definitions to be consistent with the LTIP, (ii) for executive officers below the chief executive officer, increase the cash severance multiple payable upon an involuntary termination of employment within 18 months following a change in control (a “Qualifying Event,” as such term is defined under the Change in Control Plan) from 2.0x to 2.5x of the sum of the executive’s Base Salary and Bonus Target (as such terms are defined under the Change in Control Plan), (iii) expand the period that the Company will pay for continued health coverage for participants and their eligible dependents following a Qualifying Event by up to six additional months, and (iv) provide that, upon a Qualifying Event, participants in the Severance Plan are eligible to receive certain outplacement services.
For more information regarding severance and change in control benefits, see “Potential Payments Upon Termination or Change in Control” located on page 67.

62	Vital Energy, Inc. 2025 Proxy Statement
Compensation Committee Report
Our Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement.
Compensation Committee of the Board
Dr. Craig M. Jarchow, Chair
William E. Albrecht
Lisa M. Lambert
Dr. Shihab Kuran
The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.
Summary Compensation
The following table summarizes, with respect to our NEOs, information relating to the compensation (as defined by the SEC) for services rendered in all capacities during the fiscal years ended December 31, 2024, 2023 and 2022.
Summary Compensation Table

Name and principal position	Year	Salary ($)(1)	Stock awards ($)(2)	Non-equity Incentive Plan Compensation ($)(1)(3)	All other compensation ($)	Total ($)
Jason Pigott President and Chief Executive Officer	2024	828,269	6,404,790	868,647	39,914	8,141,620
	2023	795,192	5,768,703	1,638,096	34,610	8,236,601
	2022	764,423	4,516,832	764,423	36,190	6,081,868
Bryan Lemmerman Executive Vice President and Chief Financial Officer	2024	550,000	2,911,256	438,378	50,856	3,950,490
	2023	500,962	2,422,757	784,305	79,394	3,787,418
	2022	468,269	2,976,911	337,154	77,736	3,860,070
Mark Denny Executive Vice President - General Counsel and Secretary	2024	425,000	1,746,767	303,089	35,309	2,510,165
	2023	398,077	1,269,077	557,626	20,730	2,245,510
	2022	370,192	1,060,303	251,731	22,325	1,704,551
Katie Hill Senior Vice President - Chief Operating Officer	2024	425,000	1,746,767	303,089	79,590	2,554,446
	2023	340,977	658,256	477,640	35,658	1,512,531

(1)The amounts presented in these columns reflect the actual amounts earned in 2024, 2023 and 2022, even if paid in another year.
(2)For the 2024, 2023 and 2022 equity-based awards, the amounts presented in these columns reflect the grant-date fair value computed in accordance with FASB ASC Topic 718. The restricted stock’s grant-date fair value was based on the closing price of our common stock on the NYSE on February 20, 2024 which was $45.69 per share. The grant date fair value for the PSUs granted in 2024 is based upon the “probable outcome” of vesting for accounting purposes. For the PSU Matrix Component portion of the PSUs, the grant date fair value was calculated using a Monte Carlo valuation model. Based on the foregoing, the blended grant date fair value of the PSUs was $55.25 per share as shown in the Performance Unit Grant Value Table below. See Note 9 to our consolidated financial statements for the fiscal year ended December 31, 2024 for additional detail regarding assumptions underlying the value of these PSUs. If the maximum level of performance for the PSUs granted in 2024 is achieved, then the value of such award granted to Messrs. Pigott, Lemmerman, Denny and Ms. Hill would be $7,887,752, $3,585,297, $2,151,228 and $2,151,228 respectively.
(3)The amounts presented in this column consist of the STIP award payout.

Executive Compensation Matters	63
All Other Compensation Table

	401(k) match ($)	Health savings match ($)	Life insurance coverage ($)	Charitable gifts match ($)	Relocation ($)	Executive Physical Exams ($)	Technology & Wellness Reimbursement ($)	Total all other compensation ($)
Jason Pigott	20,700	N/A	833	14,000	N/A	3,181	1,200	39,914
Bryan Lemmerman	20,700	2,000	833	14,000	N/A	11,073	2,250	50,856
Mark Denny	20,700	N/A	833	1,000	N/A	11,476	1,300	35,309
Katie Hill	20,700	1,000	833	10,400	40,160	4,789	1,708	79,590
Realized Compensation
The calculation of total compensation, as shown in the Summary Compensation Table, includes items driven by accounting assumptions as required by the SEC. As a result, total compensation reported in the Summary Compensation Table can differ from the compensation actually realized by our NEOs in a particular year. To supplement the SEC-required disclosure, the table below shows compensation actually realized by the NEOs. These amounts are not a substitute for the amounts reported as total compensation as defined by the SEC. Realized compensation includes each NEO’s earned salary, earned cash awards, value realized on vesting of stock awards, value realized on exercise of stock options, value realized on vesting of performance unit awards and all other compensation as disclosed in the Summary Compensation Table.
The following table summarizes, with respect to our NEOs, information relating to the realized compensation earned for services rendered in all capacities during the fiscal years ended December 31, 2024, 2023 and 2022.

	Realized compensation
	2024	2023	2022
Jason Pigott	$7,359,686	$9,557,910	$8,396,829
Bryan Lemmerman	$3,506,213	$2,792,689	$2,715,390
Mark Denny	$2,058,651	$2,522,798	$1,660,475
Katie Hill (1)	$995,142	$898,213	$—
(1)Katie Hill was promoted to Senior Vice President-Chief Operating Officer on November 5, 2023.

64	Vital Energy, Inc. 2025 Proxy Statement
Grants of Plan-Based Awards for the Year Ended December 31, 2024
The following table provides information concerning each award granted to our NEOs under any plan during the year ended December 31, 2024. The grant-date fair values presented in the following table were computed in accordance with FASB ASC Topic 718 as described in Note 9 to our audited consolidated financial statements in our 2024 Annual Report, and not the Target Value.

		Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: Number of shares of stock(6) (#)	Grant-date fair value of stock awards ($)
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(3)	Target (#)(4)	Maximum (#)(5)
Jason Pigott		521,875	1,043,750	2,087,500
	2/20/2024				23,794	63,451	142,765		3,505,668
	2/20/2024							63,452	2,899,122
Bryan Lemmerman		261,250	522,500	1,045,000
	2/20/2024				10,815	28,841	64,892		1,593,465
	2/20/2024							28,842	1,317,791
Mark Denny		180,625	361,250	722,500
	2/20/2024				6,489	17,305	38,936		956,101
	2/20/2024							17,305	790,666
Katie Hill		180,625	361,250	722,500
	2/20/2024				6,489	17,305	38,936		956,101
	2/20/2024							17,305	790,666
(1)Estimated future payout is based on the Company’s achievement over a one-year period of the 2024 STIP metrics, along with each individual’s 2024 STIP target percentage as applied to base salary, each as in effect when the STIP award was granted in the first quarter of 2024. The actual amounts payable to the NEOs following assessment of the Company’s achievement of performance metrics, however, was applied to each NEO’s STIP target percentage in effect at the end of the year, as well as a blended base salary reflective of any mid-year salary increases, as reflected in the Summary Compensation Table above. See pages 55-56 for the 2024 STIP metrics and 2024 individual STIP targets. In order to determine the value of “Threshold”, “Target” and “Maximum” payout, achievements over a one-year period of 50%, 100% and 200% of the 2024 STIP target percentage were utilized, respectively.
(2)The combined grant-date fair value per performance unit is $55.25. See the table below for additional information. These performance units are payable in cash upon vesting after a three-year performance period based on achievement of specific levels for each of the PSU Matrix Component, Net Debt/Consolidated EBITDAX Component, Inventory Growth Component and ESG Component, with achieved points between levels to be interpolated, for the performance period of January 1, 2024 to December 31, 2026.
(3)In order to determine the “Threshold” number of units, an achievement over a three-year period of 50% PSU Matrix Component equaling 25% (12.5% of total performance units), 20% Net Debt/Consolidated EBITDAX equaling 1.5 (10% of total performance units), 15% Inventory Growth equaling 240 wells added (7.5% of total performance units), 15% ESG emissions of no greater than 13.6 mtCO2e/MBOE (7.5% of total performance units) were utilized, resulting in an aggregate of 37.5% of total performance units.
(4)In order to determine the “Target” number of units, an achievement over a three-year period of 50% PSU Matrix Component equaling 100% (50% of total performance units), 20% Net Debt/Consolidated EBITDAX equaling 1.25 (20.0% of total performance units), 15% Inventory Growth equaling 400 wells added (15% of total performance units), 15% ESG emissions of no greater than 12.5 mtCO2e/MBOE (15% of total performance units) were utilized, resulting in an aggregate of 100% of total performance units.
(5)In order to determine the “Maximum” number of units, an achievement over a three-year period of 50% PSU Matrix Component equaling 250% (125.0% of total performance units), 20% Net Debt/Consolidated EBITDAX equaling 0.75 (40% of total performance units), 15% Inventory Growth equaling 560 wells added (30% of total performance units), 15% ESG emissions of no more than 11.5 mtCO2e/MBOE (30% of total performance units) were utilized, resulting in an aggregate of 225% of total performance units.
(6)The restricted stock’s grant-date fair value was based on the closing price of our common stock on the NYSE, which was $45.69 per share on February 20, 2024. These shares vest 33%, 33% and 34% on a time basis per year beginning on the first anniversary date of the grant.

Executive Compensation Matters	65
Performance Unit Grant Value Table
The following table presents the grant-date fair values per performance unit computed in accordance with FASB ASC Topic 718:

February 20, 2024
Market criteria:	50% PSU Matrix Component
Grant-date fair value per performance unit(1)	$64.80
Performance criteria:	20% Net Debt/Consolidated EBITDAX Component + 15% Inventory Growth Component + 15% ESG Component
Grant-date fair value per performance unit(2)	$45.69
Combined grant-date fair value per performance unit	$55.25
(1)The grant-date fair value per performance unit for the 50% PSU Matrix Component was determined utilizing a Monte Carlo simulation.
(2)The grant-date fair value per performance unit for the 20% Net Debt/Consolidated EBITDAX Component, 15% Inventory Growth Component and 15% ESG Component was determined based on the closing price of our common stock on the NYSE on the grant date.

66	Vital Energy, Inc. 2025 Proxy Statement
Outstanding Equity Awards at 2024 Fiscal Year-End
The following table provides information concerning restricted stock awards and performance unit awards that are not vested and stock option awards that are vested and exercisable for our NEOs as of December 31, 2024.
Outstanding Equity-Based Awards Table as of December 31, 2024

		Option awards			Stock awards
Name	Grant date	Number of securities underlying unexercised options exercisable (#)	Option exercise price ($)	Option expiration date	Number of shares that have not vested (#)(1)	Market value of shares that have not vested ($)(2)	Equity incentive plan awards: Number of unearned units that have not vested (#)(3)	Equity incentive plan awards: Market value of unearned units that have not vested ($)(2)
Jason Pigott	2/20/2024	—	$—	—	63,452	$1,961,936	28,553	$882,859
	2/15/2023	—	$—	—	30,695	$949,089	38,024	$1,175,702
	2/22/2022	—	$—	—	9,796	$302,892	—	$—
	2/22/2022	—	$—	—	23,624	$730,454	—	$—
Bryan Lemmerman	2/20/2024	—	$—	—	28,842	$891,795	12,978	$401,280
	2/15/2023	—	$—	—	12,892	$398,621	15,970	$493,792
	2/22/2022	—	$—	—	18,768	$580,307	—	$—
	2/22/2022	—	$—	—	10,521	$325,309	—	$—
Mark Denny	2/20/2024	—	$—	—	17,305	$535,071	7,787	$240,774
	2/15/2023	—	$—	—	6,753	$208,803	8,365	$258,646
	2/22/2022	—	$—	—	2,300	$71,116	—	$—
	2/22/2022	—	$—	—	5,546	$171,482	—	$—
	2/17/2017	504	$282.40	2/17/2027	—	$—	—	$—
	2/19/2016	1,338	$82.00	2/19/2026	—	$—	—	$—
Katie Hill	2/20/2024	—	$—	—	17,305	$535,071	7,787	$240,774
	2/15/2023	—	$—	—	5,314	$164,309	—	$—
	11/13/2023	—	$—	—	3,166	$97,893	—	$—
	10/3/2022	—	$—	—	887	$27,426	—	$—
(1)Restricted stock awards granted in 2024, 2023 and 2022 vest 33%, 33% and 34% on a time basis per year beginning on the first anniversary date of the grant, except for a one-time retention grant of 14,405 shares included in Mr. Lemmerman’s 2022 restricted stock awards which will cliff-vest at the end of the third anniversary of the grant date. The performance share unit awards granted on February 22, 2022 had a performance period of January 1, 2022 to December 31, 2024, and achieved a PSU Matrix Component of 8%, a Net Debt/Consolidated EBITDAX Component of 88%, an Inventory Growth Component of 200%, and an ESG Component of 200%, which resulted in a Performance Multiple of 82%. Because these 2022 performance awards became performance-vested based on performance through December 31, 2024 but remained subject to employees’ continued services through the settlement date in February 2025, they have been moved to this column and are treated, for purposes of this table, as having converted from performance-based to time-based awards, effective as of December 31, 2024.
(2)Market value is based on the $30.92 per share closing price of our common stock on the NYSE on December 31, 2024.
(3)For the performance unit awards granted on February 15, 2023 actual performance results through December 31, 2024 were 6% for the PSU Matrix Component, 1.56 for the Net Debt/Consolidated EBITDAX Component, 396 wells for the Inventory Growth Component and 12.7 for the ESG Component. The potential payout percentage for the PSU Matrix Component, Net Debt/Consolidated EBITDAX Component, Inventory Growth Component and ESG Component are reflected at the next highest performance level of 25%, 50%, 200% and 200%, respectively, which results in a blended potential Performance Multiple of 83%. The performance unit awards granted February 15, 2023 have a performance period of January 1, 2023 to December 31, 2025, and any units earned under such awards are expected to be settled in the first quarter of 2026 if the market and/or performance and vesting criteria are met. For the performance unit awards granted on February 20, 2024 actual performance through December 31, 2024 were 0% for the PSU Matrix Component, 1.56 for the Net Debt/Consolidated EBITDAX Component, 197 wells for the Inventory Growth Component and 12.7 for the ESG Component. The potential payout percentages for the PSU Matrix Component, Net Debt/Consolidated EBITDAX Component, Inventory Growth Component and ESG Component are reflected at the next highest performance level of 25%, 50%, 50%, and 100% respectively, which results in a blended potential Performance Multiple of 45%. The performance unit awards granted February 20, 2024 have a performance period of January 1, 2024 to December 31, 2026, and any units earned under such awards are expected to be settled in the first quarter of 2027 if the market and/or performance and vesting criteria are met.

Executive Compensation Matters	67
Option Exercises and Stock Vested in Fiscal Year 2024
The following table provides information concerning the exercise of stock options and the vesting of stock awards during fiscal year 2024 on an aggregated basis with respect to each of our NEOs.
Option Exercises and Stock Vested for the Year Ended December 31, 2024

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)(2)
Jason Pigott	—	$—	113,321	$5,622,856
Bryan Lemmerman	—	$—	49,698	$2,466,979
Mark Denny	—	$—	26,093	$1,295,250
Katie Hill	—	$—	5,036	$187,463
(1)This column reflects (i) the number of restricted stock awards held by each NEO that vested during the 2024 fiscal year and (ii) the number of 2021 performance share units that time-vested on March 8, 2024, based on 145.83% performance.
(2)The amounts reflected in this column represent the aggregate market value realized by each NEO upon vesting of the restricted stock awards and performance stock unit awards held by such NEO, computed based on the closing price of our common stock on the applicable vesting date.
See page 59 for details regarding the 2022 performance unit awards that time-vested during the first quarter of 2025.
Pension Benefits
We maintain a 401(k) plan for our employees, including our NEOs, but we do not sponsor or maintain a defined benefit pension plan for any of our employees.
Nonqualified Deferred Compensation
We do not sponsor or maintain a nonqualified deferred compensation plan for our NEOs or employees at this time.
Potential Payments Upon Termination or Change in Control
The following disclosures discuss the payments and benefits that each of our NEOs who are current officers of the Company would have been eligible to receive upon certain termination events, including in connection with a change in control, assuming that each such termination occurred on December 31, 2024. As a result, the payments and benefits disclosed represent what would have been due and payable to such NEOs under the applicable agreements and plans in existence between each NEO and the Company as of December 31, 2024, This disclosure does not reflect any changes to such agreements or plans, or new agreements or plans adopted, after December 31, 2024, unless specifically stated.
On December 10, 2024, our Board approved the amendment and restatement of the LTIP and the amendment and restatement of the Change in Control Plan to reflect certain market practices and effective as of December 10, 2024.
Change in Control Plan
Pursuant to the terms of the Change in Control Plan (as amended effective December 10, 2024), upon a termination without “Cause” or a resignation for “Good Reason” within the 18 months following a “Change in Control,” each NEO will be eligible to receive: (i) a lump sum cash payment equal to the sum of (x) 2.5 (or 3.0 in the case of the Chief Executive Officer), multiplied by the NEO’s annualized base salary then in effect and (y) the NEO’s “Bonus Target,” if any (ii) continued coverage for the NEO and his or her eligible dependents under our group health plans pursuant to COBRA for 24 months, unless such coverage is earlier terminated in accordance with the terms of the Change in Control Plan; and (iii) outplacement services through an agency selected by the Company.
In order to receive the foregoing benefits, an NEO must execute a confidentiality, non-disparagement and non-solicitation agreement and a general release of claims within 60 days following the date of termination. Payments under the Change in Control Plan are payable by the Company in a lump sum on the first payroll date after the sixtieth (60th) day following the NEO’s termination.

68	Vital Energy, Inc. 2025 Proxy Statement
For purposes of the Change in Control Plan:
•“Bonus Target” generally means the sum of 250% (or 300% in the case of the Chief Executive Officer) of the target annual bonus plus the pro-rated amount of such target annual bonus for the year in which either (x) the Change in Control occurs or (y) the termination of employment occurs, whichever is greater.
•“Cause” generally means (i) commission of, conviction for, plea of guilty or nolo contendere to a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its affiliates in any material way, (iii) failure to perform duties as reasonably directed by the Company or material violation of any rule, regulation, policy or plan for the conduct of any service provider to the Company or its affiliates or their business, or (iv) gross negligence, willful malfeasance or material act of disloyalty.
•“Change in Control” generally means (i) any person acquires beneficial ownership of our securities representing 40% or more of the combined voting power of our outstanding securities (provided, however, that if the surviving entity becomes a subsidiary of another entity, then the outstanding securities shall be deemed to refer to the outstanding securities of the parent entity), (ii) a majority of the members of the Board who (a) were directors as of May 23, 2024 or (b) were subsequently approved by a majority of the members of the Board who were directors as of May 23, 2024 no longer serve as directors, or (iii) the consummation of a merger or consolidation of our Company with any other entity, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent more than 40% of the combined voting power of our voting securities outstanding immediately after such merger or consolidation provided, however, that a Change in Control shall not occur in connection with any transaction approved by a federal bankruptcy court.
•“Good Reason” generally means (i) a material diminution in (a) the NEO’s title, authority, duties or responsibilities, (b) for any officer of the Company, the title, authority, duties or responsibilities of the person to whom the NEO is required to report, or (c) the NEO’s base salary, target annual bonus opportunity, or target long-term incentive opportunity; (ii) a geographic relocation of the NEO’s principal place of employment by more than 50 miles (iii) the Company’s failure to pay amounts to the NEO when due; or (iv) a material breach by the Company of a material agreement between the Company and the NEO.
Executive Severance Plan
Pursuant to the terms of the Executive Severance Plan, upon a termination without “Cause” or a resignation for “Good Reason,” each NEO will be eligible to receive: (i) a lump sum cash payment equal to the sum of (x) 1.5 (or 2.0 in the case of the Chief Executive Officer), multiplied by the NEO’s annualized base salary then in effect, (y) the NEO’s Bonus Target, if any, and (z) a lump sum cash payment equal to the value of (A) the unvested restricted stock awards held by the NEO multiplied by the closing stock price on the last trading day before the NEO’s termination, plus (B) a pro-rated number of all other long-term compensation and equity awards not covered in clause (A) based on the date of termination multiplied by a current value of each such award based on the reasonable determination of the Plan Administrator (as defined in the Executive Severance Plan), and (ii) continued coverage for the NEO and his or her eligible dependents under our group health plans pursuant to COBRA for 18 months (or 24 months in the case of the Chief Executive Officer), unless such coverage is earlier terminated in accordance with the terms of the Change in Control Plan.
In order to receive the foregoing benefits, an NEO must execute a confidentiality, non-disparagement and non-solicitation agreement and a general release of claims within 60 days following the date of termination. Payments under the Executive Severance Plan are payable by the Company on the first payroll after the sixtieth (60th) day following the NEO’s termination. For purposes of the Executive Severance Plan:
•“Bonus Target” generally means the sum of 100% (or 200% in the case of the Chief Executive Officer) of the target annual bonus plus the pro-rated amount of such target annual bonus for the year in which the termination of employment occurs.
•The definition of “Cause” for purposes of the Executive Severance Plan is the same definition as the one described above in the “—Change in Control Plan” section.
•“Good Reason” generally means (i) a material diminution in the NEO’s title, authority, duties or responsibilities, or base salary (other than in connection with a diminution of base salaries to similarly situated employees), (ii) a geographic relocation of the NEO’s principal place of employment by more than 50 miles, or (iii) the Company’s failure to pay amounts to the NEO when due.

Executive Compensation Matters	69
Treatment of LTIP Awards upon a Termination of Employment (not in Connection with a Change in Control)
Restricted Stock
Pursuant to the award agreements governing currently outstanding restricted stock awards held by each of the NEOs, upon a termination of employment for any reason other than by reason of death or disability, all unvested restricted stock will be forfeited.
Upon a termination of employment due to death or disability, the restricted stock will be deemed 100% vested as of the date of termination.
Performance Unit Awards
Pursuant to the award agreements governing currently outstanding performance share unit awards held by each of the NEOs, upon a termination of employment for any reason other than by reason of death or disability, all performance share units will be forfeited.
Upon a termination of employment due to death or disability, a pro-rated number of performance share units will vest, based on the time that the NEO was employed during the performance period prior to the date of such termination and as determined by the Board or a committee thereof in its sole discretion.
The awards earned will be payable by the Company in (i) cash, (ii) common stock, or, (iii) a combination of cash and common stock.
Stock Options
Pursuant to the award agreements governing option awards held by some of the NEOs, upon a termination of employment for cause, the unvested and vested but unexercised options will expire.
Upon a termination of employment, the unvested portion of the stock option award will expire, and the vested portion of the stock option award will remain exercisable for (i) one year following termination of employment by reason of death or disability, but not later than the expiration of the option period, or (ii) 90 days following termination of employment for any reason other than the holder’s death or disability.
Treatment of LTIP Awards upon a Change in Control
Pursuant to the LTIP (as amended effective December 10, 2024), unless otherwise specified in an individual award agreement, upon a “Change in Control”:
•If and to the extent a successor to the Company assumes, substitutes or replaces an award, the vesting restrictions and forfeiture provisions applicable to such Award will not be accelerated or lapse, and all such vesting restrictions and forfeiture provisions will continue with respect to any shares of the successor or other consideration that may be received with respect to such award; provided that, all performance compensation awards will cease to be subject to the applicable performance goals and a percentage equal to the greater of (A) 100% of target level and (B) the percentage of target level deemed to have been earned upon such Change in Control based on actual attainment of performance goals assuming the performance period ended on the date of such Change in Control, as determined by the Compensation Committee based upon such audited or unaudited financial information or other information then available as it deems relevant, will remain outstanding and will be deemed “Earned Performance Awards” which will vest subject to the NEOs continued employment or service through the original performance period. In the event of a termination of employment or service by the Company or its successor without “Cause” or for “Good Reason” during the 18-month period following the Change in Control, (i) all outstanding option and stock appreciation right awards will become immediately vested and exercisable with respect to 100% of the shares subject to such option and stock appreciation right awards, (ii) the restricted period will expire immediately and all restrictions will lapse with respect to 100% of the outstanding restricted stock awards and restricted stock units, and (iii) the original performance period will expire immediately and all restrictions shall lapse with respect to 100% of the outstanding Earned Performance Awards held by the NEO.

70	Vital Energy, Inc. 2025 Proxy Statement
•If and to the extent awards are canceled or terminated upon and in connection with a Change in Control, then (i) each such outstanding option and stock appreciation right will automatically become fully exercisable with respect to all shares of common stock covered thereby, (ii) restricted stock awards and restricted stock units will become fully vested, and (iii) all performance goals or other vesting criteria with respect to performance awards will end on the Change in Control date and the Compensation Committee will (A) determine the extent to which performance goals with respect to each such performance period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (B) cause the participant to receive partial or full payment of performance awards for each such performance period based upon the Compensation Committee’s determination of the degree of attainment of the performance goals, or assuming that the applicable target levels of performance have been attained or on such other basis as determined by the Compensation Committee, whichever is greater.
The definitions of “Cause,” “Change in Control,” and “Good Reason” are the same definitions as the ones described above in the “—Change in Control Plan” section.
Quantification of Payments
The following table summarizes the compensation and other benefits that would have become payable to each NEO, assuming his or her employment terminated on December 31, 2024, including a termination in connection with a change in control, given the NEO’s base salary as of that date, and, if applicable, the closing price of our common stock on December 31, 2024, which was $30.92.
In reviewing the table, please note the following:
•As of December 31, 2024 (without consideration of any potential impact a change in control event may have), (i) the February 20, 2024 performance unit awards had payout percentages of 0% for the PSU Matrix Component, 38% for the Net Debt/Consolidated EBITDAX Component, 37% for the Inventory Growth Component, 91% for the ESG Component, resulting in a Performance Multiple of 27% (ii) the February 15, 2023 performance unit awards had payout percentages of 13% for the PSU Matrix Component, 38% for the Net Debt/Consolidated EBITDAX Component, 168% for the Inventory Growth Component, 190% for the ESG Component, resulting in a Performance Multiple of 68%, and (iii) the February 22, 2022 performance unit awards had payout percentages of 8% for the PSU Matrix Component, 88% for the Net Debt/Consolidated EBITDAX Component, 200% for the Inventory Growth Component and 200% for the ESG Component, resulting in a Performance Multiple of 82%. Values for performance-based equity acceleration included in the table below reflect these levels of achievement.
•The value of the outstanding option awards held by Mr. Denny were not factored into the table below because as of December 31, 2024, the options had an exercise price greater than the closing price of our common stock on December 31, 2024.

Executive Compensation Matters	71

Name	Termination without Cause or for Good Reason under the Executive Severance Plan	Termination without Cause or for Good Reason following a Change in Control(1)	Termination due to Death or Disability
Jason Pigott
Cash Severance	$9,564,352	$6,680,000	$—
Restricted Stock	—	3,213,918	3,213,918
Performance Share Units	—	4,269,217	1,549,185
Continued Medical	53,846	53,846	—
Total	$9,618,198	$14,216,981	$4,763,103
Bryan Lemmerman
Cash Severance	$4,416,015	$3,203,750	$—
Restricted Stock	—	1,870,722	1,870,722
Performance Share Units	—	1,883,399	675,293
Continued Medical	34,051	45,402	—
Total	$4,450,066	$7,003,273	$2,546,015
Mark Denny
Cash Severance	$2,535,888	$2,326,875	$—
Restricted Stock	—	814,989	814,989
Performance Share Units	—	1,055,794	360,898
Continued Medical	40,384	53,846	—
Total	$2,576,272	$4,251,504	$1,175,887
Katie Hill
Cash Severance	$2,232,841	$2,326,875	$—
Restricted Stock	—	824,698	824,698
Performance Share Units	—	535,071	48,142
Continued Medical	11,855	15,806	—
Total	$2,244,696	$3,702,450	$872,840
(1)For purposes of this disclosure, we have assumed that all grants which were made following May 20, 2021 are assumed by an acquirer in connection with a Change in Control and therefore are not subject to automatic vesting upon a Change in Control.

72	Vital Energy, Inc. 2025 Proxy Statement
Securities Authorized for Issuance Under the Equity Incentive Plan
At December 31, 2024, a total of 3,332,500 shares of common stock were authorized for issuance under the LTIP. In the table below, we describe certain information about these shares and the LTIP that provides for their authorization and issuance. You can find a description of the LTIP under “—Vital Energy, Inc. Omnibus Equity Incentive Plan.”

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)(2) (a)	Weighted-average exercise price of outstanding options, warrants and rights(3) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)(4) (c)
Equity compensation plan approved by security holders	41,533	$136.83	950,149
Total	41,533		950,149
(1)The formula for calculating the number of securities remaining available for future issuance includes the February 22, 2022 performance units at the actual level of performance achieved.
(2)This column includes 1,842 outstanding options and 39,691 outstanding stock-settled performance units.
(3)This column represents the weighted-average exercise price of outstanding options granted under the LTIP. Performance units reflected in column (a) are not reflected in this column as they do not have an exercise price.
(4)This column reflects the total number of shares of common stock remaining available for issuance under the LTIP.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. For 2024, our last completed fiscal year:
•The median employee’s total annual compensation for 2024, in accordance with the requirements of the Summary Compensation Table, was $173,539; and
•The annual total compensation of our CEO, as reported in the total column of the Summary Compensation Table, was $8,141,620.
Based on this information the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees in 2024 was calculated to be 47 to 1.

Executive Compensation Matters	73
Methodology and Assumptions
Total compensation amounts are required to be calculated using the SEC's compensation disclosure rules applicable to reporting compensation in the Summary Compensation Table of the proxy statement. Median employee compensation used to calculate the pay ratio is required to be the total compensation paid to an actual employee of the Company. For purposes of determining the CEO Pay Ratio, we used the same median employee identified in the prior year, as there have been no significant changes to our employee population or compensation arrangements that we believe would result in a material change to the pay ratio disclosure. We used the following factors:
•Salary rate and wages paid during 2024;
•Overtime paid during 2024;
•STIP paid for 2024 performance; and,
•Grant-date fair value of all restricted stock awards and share-settled performance unit awards made during 2024.
We believe our consistently applied compensation measure represents the primary compensation components paid to our employees and therefore provides an accurate depiction of total earnings for the purpose of identifying our median employee. We then calculated the median employee's total annual compensation in accordance with the requirements of the summary compensation table. We did not use any material estimates, assumptions, adjustments or statistical sampling to determine the median employee.
Pay Versus Performance
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship of executive “compensation actually paid” or “CAP” and certain financial performance of the Company. The following table shows, for the past five fiscal years, total compensation as reported in the Summary Compensation Table for our CEO and the average for our other non-CEO NEOs, as compared to CAP and the Company’s financial performance. To determine CAP, we are required to make various adjustments to amounts that have been reported in the Summary Compensation Table, as the SEC’s rules for calculating CAP emphasize the changes in fair value of equity awards under applicable financial accounting standards (as further detailed in the footnotes below).
Pay Versus Performance Table

					Value of initial fixed $100 investment based on:
Year	Summary Compensation Table Total for CEO($)(1)	Compensation Actually Paid to CEO($)(1)(3)	Average Summary Compensation Table Total for non-CEO NEOs($)(2)	Average Compensation Actually Paid to non-CEO NEOs($)(2)(3)	Total Shareholder Return($)	Peer Group Total Shareholder Return($)(4)	Net Income (Loss) ($ in ‘000s)	Adjusted Free Cash Flow ($ in ‘000s)(5)
2024	8,141,620	3,994,857	3,005,034	1,664,618	53.87	159.70	(173,521)	232,795
2023	8,236,601	6,081,388	2,515,153	1,860,750	79.25	160.83	685,078	217,115
2022	6,081,868	4,599,210	6,190,682	2,704,360	89.58	154.88	613,512	219,941
2021	5,933,849	17,125,786	2,650,349	6,798,965	104.76	106.29	145,008	(2,829)
2020	3,296,586	472,906	1,903,765	1,314,941	34.32	63.42	(874,173)	12,056
(1)Mr. Pigott was our CEO for each period presented.
(2)For 2024 and 2023, the other non-CEO NEOs were Messrs. Lemmerman and Denny and Ms. Hill. For 2022 and 2021, the other non-CEO NEOs were Dr. Karen Chandler and Messrs. Lemmerman and Denny. For 2020, the other NEOs were Dr. Chandler, Messrs. Lemmerman and Denny and Michael Beyer.
(3)The dollar amounts reported represent the amount of CAP to the applicable NEO, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. The following adjustments were made to reconcile the current year Summary Compensation Table total to CAP:

74	Vital Energy, Inc. 2025 Proxy Statement

Year	Executive(s)	Summary Compensation Table Total($)	Subtract Fair Value of Equity Awards Granted in the Year($)	Add Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year($)	Add Year-over-Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years($)	Add Change in Fair Value from Prior Year-End to Vesting Date for Equity Awards Granted in Prior Years that Vested in the Year($)	Total Equity Award Adjustments($)	Compensation Actually Paid($)
2024	CEO	8,141,620	(6,404,790)	3,713,034	(1,922,783)	467,776	2,258,027	3,994,857
	Other non-CEO NEOs	3,005,034	(2,134,930)	1,237,678	(534,088)	90,924	794,514	1,664,618
(4)Peer Group Total Stockholder Return represents the total stockholder return of the S&P Oil & Gas Exploration & Production Select Industry Index.
(5)Adjusted Free Cash Flow is a non-GAAP measure; please see Annex A for descriptions of non-GAAP financial measures and reconciliations of GAAP to non-GAAP measures.
The fair value of equity awards includes (i) restricted stock awards, (ii) performance unit awards and (iii) de minimis amounts for stock option awards. The measurement-date fair value of restricted stock awards was determined based on the market price of the Company's common stock on the applicable measurement date (i.e., the vesting date or the last trading day of the applicable fiscal year, as required by SEC rules). The performance unit awards include both a market-based component and a performance-based component. The measurement-date fair value of the market-based component was determined using a Monte Carlo fair value simulation model.
Narrative to Pay Versus Performance Table
This section should be read in conjunction with the Compensation Discussion & Analysis beginning on page 42, which includes additional discussion of our objectives of executive compensation and benefits program and how they are aligned with the company’s financial and operational performance. The Compensation Committee does not use CAP as a basis for making compensation decisions, nor do we use the performance measure of Net Income (Loss), as defined by the SEC for purposes of the Pay Versus Performance Table above, to measure performance for compensation.
The charts below show, for the past five years, the relationship of Total Stockholder Return relative to our Peer Group Total Stockholder Return as well as the relationships between CEO and Average non-CEO NEO CAP and (i) Total Stockholder Return; (ii) Net Income (Loss); and (iii) Adjusted Free Cash Flow.

Executive Compensation Matters	75

Compensation Actually Paid vs. Total Shareholder Return
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$—
Compensation Actually Paid
$200.00
$150.00
$100.00
$50.00
$—
Total Shareholder Return
2020
2021
2022
2023
2024
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Other non-CEO NEOs
VTLE Total Shareholder Return
Peer Group Total Shareholder Return

Compensation Actually Paid vs. Net Income (Loss)
$18,000,000
$12,000,000
$6,000,000
$—
Compensation Actually Paid
$2,400,000,000
$1,200,000,000
$—
$(1,200,000,000)
Net Income (Loss)
2020
2021
2022
2023
2024
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Other non-CEO NEOs
Net Income (Loss)

76	Vital Energy, Inc. 2025 Proxy Statement

Compensation Actually Paid vs. Adjusted Free Cash Flow
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$—
Compensation Actually Paid
$320,000,000
$160,000,000
$—
$(160,000,000)
$(320,000,000)
Adjusted Free Cash Flow
2020
2021
2022
2023
2024
Compensation Actually Paid to CEO
Average Compensation Actually Paid to non-CEO NEOs
Adjusted Free Cash Flow

2024 Performance Measures	Most Important Performance Measures
We consider the performance measures listed in the table to the right as the most important performance measures used by us to link NEO compensation for 2024 to Company performance. Each of these measures is described in more detail in the Compensation Discussion & Analysis under the section “2024 Compensation Alignment & Pay for Performance.”
Adjusted Free Cash Flow
Absolute Total Stockholder Return
Net Debt/Consolidated EBITDAX
Inventory Growth
Environmental/Safety

77
Stock Ownership Information
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the beneficial ownership of outstanding common stock by
(i)beneficial owners of more than five percent of the Company’s outstanding common stock as of March 25, 2025, of which is determined using the aggregate amount beneficially owned by each reporting person reported in a Schedule 13D or Schedule 13G filing with the SEC as of the date of event which requires filing of such statement,
(ii)each director of the Company as of March 25, 2025,
(iii)each NEO of the Company as of March 25, 2025, and
(iv)all the Company’s directors and executive officers as a group as of March 25, 2025.
Unless otherwise noted, the mailing address of each person or entity named below is:

c/o Vital Energy, Inc. Santa Fe Plaza 521 E. 2nd Street Suite 1000 Tulsa, Oklahoma 74120

78	Vital Energy, Inc. 2025 Proxy Statement
Beneficial ownership is determined in accordance with SEC rules. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire shares within 60 days of March 25, 2025, are included as outstanding and beneficially owned for that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted in the footnotes below, the holders have sole voting and dispositive powers over the shares.

Name of person or identity of group	Number of shares	Percentage of class(1)
Richard D. Campbell(2)	7,907,005	20.4%
BlackRock, Inc.(3)	4,783,219	12.4%
Westwood Management Corp.(4)	2,092,252	5.4%
William E. Albrecht(5)	24,778	*
Mark Denny(6)	44,336	*
John Driver(5)	8,962	*
Frances Powell Hawes(5)	24,040	*
Katie Hill	46,413	*
Jarvis V. Hollingsworth(5)	12,655	*
Dr. Craig M. Jarchow(5)	18,867	*
Dr. Shihab A. Kuran(5)	8,962	*
Lisa M. Lambert	14,343	*
Lori A. Lancaster(5)	13,152	*
Bryan Lemmerman	97,556	*
Jason Pigott	246,033	*
Edmund P. Segner, III(5)	25,733	*
Directors and executive officers as a group (13 persons)	585,830	1.5%
*    Denotes less than 1% beneficially owned.
(1)Based upon an aggregate of 38,701,810 shares of common stock outstanding as of March 25, 2025.
(2)This share ownership information was provided in a Schedule 13D filed on December 5, 2023 by Richard D. Campbell, Henry TAW Management LLC, a Texas LLC (“HT LLC”), and Henry TAW LP, a Texas limited partnership (“HT LP” and, together with Mr. Campbell and HT LLC, the “Reporting Persons”), which disclosed that of the reported shares, HT LP, possesses sole voting and dispositive power of 7,868,933 shares, HT LLC possesses sole voting and dispositive power of 7,868,933 shares and Mr. Campbell possesses sole voting and dispositive power of 7,907,005 shares. HT LP is an investment vehicle, the principal purpose of which is to hold shares of the Issuer and certain other passive investments. HT LLC is the sole general partner of HT LP. Mr. Campbell is the President, Chief Development Officer and Co-Manager of HT LLC and has voting and investment discretion with respect to the securities beneficially owned by HT LP. As a result, Mr. Campbell may be deemed to have beneficial ownership of the securities held of record by HT LP. The address of the Reporting Person is 3525 Andrews Highway, Midland, Texas 79703.
(3)This share ownership information was provided in a Schedule 13G/A filed on February 5, 2025 by BlackRock, Inc., which disclosed that of the reported shares, such entity possesses sole voting and dispositive power of 4,682,925 shares and 4,783,219 shares, respectively. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(4)This share ownership information was provided in a Schedule 13G filed on November 14, 2024 by Westwood Management Corp. The address of Westwood Management Corp. is 200 Crescent Court, Suite 1200, Dallas, Texas 74201.
(5)Includes deferred stock compensation received pursuant to the Director Deferred Compensation Plan.
(6)Includes aggregated vested and exercisable stock options of 1,842 for Mr. Denny within 60 days of March 25, 2025.

79
Proxy Statement Questions & Answers
2025 Annual Meeting of Stockholders
The Board requests your proxy for the 2025 Annual Meeting of Stockholders that will be held:

Date & Time	Place
Thursday, May 22, 2025 at 9:00 a.m. Central Daylight Time	Santa Fe Plaza Building 521 E. 2nd Street Tulsa, Oklahoma 74120

By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.
In accordance with the rules and regulations adopted by the SEC, we are providing our stockholders access to our proxy materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to most of our stockholders beginning on April 10, 2025. The Notice will include:
(i)instructions on how to access the Company’s proxy materials electronically,
(ii)the date, time and location of the Annual Meeting,
(iii)a description of the matters intended to be acted upon at the Annual Meeting,
(iv)a list of the materials being made available electronically,
(v)instructions on how a stockholder can request to receive paper or e-mail copies of the Company’s proxy materials,
(vi)any control/identification numbers that a stockholder needs to access his or her proxy card and instructions on how to access the proxy card, and,
(vii)information about attending the Annual Meeting and voting in person.
Stockholders will have the ability to access the proxy materials on the website referred to in the Notice, or request a printed set of the proxy materials to be sent to them by following instructions on the Notice. All stockholders who do not receive a Notice should receive a paper copy of the proxy materials by mail.
If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form will remain in effect until you terminate it.

80	Vital Energy, Inc. 2025 Proxy Statement

Q.	Who is entitled to vote at the Annual Meeting?
A.
Holders of record of our common stock at the close of business on March 25, 2025, which we refer to as the “Record Date,” are entitled to vote at the Annual Meeting. As of the Record Date, there were 38,701,810 shares of our common stock outstanding. Stockholders are entitled to cast one vote per share on each matter presented for consideration and action at the Annual Meeting.

Q.	What are the proposals to be addressed at the Annual Meeting, how does the Board recommend I vote and what are the voting requirements for each proposal?
A.	At the Annual Meeting, stockholders will consider and vote upon the items listed below in the table and the table also contains the voting requirements to approve each of the listed items:

	Item	Board’s recommendation	Voting requirements	Abstentions & broker non-votes

1	Election of three Class III directors at the 2025 Annual Meeting	FOR	•The persons receiving a majority of the votes cast “FOR” their election at the Annual Meeting will be elected.	•Abstentions and broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of this proposal.

2	Ratification of selection of independent registered public accounting firm	FOR	•To be approved by the stockholders, this item must receive the “FOR” vote of a majority of the votes cast on this proposal at the Annual Meeting.
•Abstentions are not counted as votes cast and will have no effect on the outcome of this proposal. As this proposal is considered routine under NYSE rules, we expect no broker non-votes on this proposal.

3	Advisory vote approving the compensation of our NEOs	FOR	•To be approved by the stockholders, this item must receive the “FOR” vote of a majority of the votes cast on this proposal at the Annual Meeting.
•Abstentions and broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of this proposal. The results of the votes on this proposal are not binding on the Board, whether or not the resolution is passed under these voting standards.

Proxy Statement Questions & Answers	81

Q.	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?
A.	As permitted by SEC rules, we are providing access to our proxy materials over the Internet. As a result, we are sending to most of our stockholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by e-mail. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Q.	Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?
A.	We are providing certain stockholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice. If you would like to help reduce the costs we incur in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

Q.	Can I vote my stock by filling out and returning the Notice?
A.	No. However, the Notice will provide instructions on how to vote over the Internet, by telephone, by requesting and returning a paper proxy card or by submitting a ballot in person at the Annual Meeting.

Q.	How can I access the proxy materials over the Internet?
A.	Your Notice or proxy card will contain instructions on how to view our proxy materials on the Internet. Our proxy materials are also available on our website at www.vitalenergy.com.
You may vote by any of the following four methods:
(1)Internet. Vote over the Internet at www.proxyvote.com, the website for Internet voting. Simply follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card, and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on May 21, 2025.
(2)Telephone. Vote by telephone by following the instructions on the Notice, or if you received a proxy card, by following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on May 21, 2025.
(3)Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by May 21, 2025.
(4)Meeting. If you are a stockholder of record as of March 25, 2025, you may attend and vote at the Annual Meeting on May 22, 2025.
If you hold your Company shares in a brokerage account, your ability to vote over the Internet or by telephone depends on your broker’s voting process. Please follow the directions on your proxy card or the voting instruction card from your broker carefully.
The Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most stockholders to attend and vote at the Annual Meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person.

82	Vital Energy, Inc. 2025 Proxy Statement

Q.	How can I vote my shares in person at the Annual Meeting?
A.
Stockholders of Record. If your shares are registered directly in your name with Equiniti Trust Company, LLC, (“Equiniti”) our “transfer agent,” you are considered the stockholder of record with respect to those shares, and the Notice or proxy materials are being mailed to you. As the stockholder of record, you have the right to vote in person at the Annual Meeting. If you choose to do so, you can bring the proxy card or vote using the ballot provided at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you decide later not to attend the Annual Meeting.
Beneficial Owners. Most of our stockholders hold their shares in street name through a broker, bank or other nominee rather than directly in their own name. In that case, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the Annual Meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. You will need to contact your broker, bank or nominee to obtain a legal proxy, and you will need to bring it to the Annual Meeting in order to vote in person.

Q.	What happens if additional matters are presented at the Annual Meeting?
A.
Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxies will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q.	What happens if I do not give specific voting instructions?
A.
If you are a stockholder of record, and vote without giving specific voting instructions, the proxyholders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement, and, with respect to any other matters that may properly come before the Annual Meeting, as the proxyholders may determine in their discretion.
If you are the beneficial owner of shares held in the name of a broker, bank or other nominee and do not provide that broker, bank or other nominee with voting instructions, your broker may vote your shares only with respect to certain matters for which it has discretionary authority under the rules of the NYSE. For any matters that are not discretionary for which you do not provide voting instructions, and the broker indicates it does not have authority to vote your shares on its proxy, your shares will constitute “broker non-votes” and will not be counted as a vote cast on that proposal. With respect to the matters being voted on at the Annual Meeting, your broker may not vote on the election of directors and the advisory vote on the compensation of our named executive officers. Thus, if you do not furnish timely voting instructions to your broker, bank or other nominee that holds your shares, that institution will be prohibited from voting on all of the proposals in its discretion, except the ratification of the selection of our independent registered public accounting firm.

Q.	What is the quorum requirement for the Annual Meeting?
A.
The holders of a majority of the voting power of all of the shares of the Company’s stock entitled to vote at the Annual Meeting as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, if you:
•are present and vote at the Annual Meeting; or
•properly submit a proxy card or vote over the Internet or by telephone.
Broker non-votes are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting. If a quorum is not present, the chairman of the Annual Meeting may adjourn the meeting to another place, if any, date, or time.

Proxy Statement Questions & Answers	83

Q.	How can I change my vote after I return my proxy card?
A.
If you are a stockholder of record, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy card.
•First, you may send a written notice stating that you would like to revoke your proxy to Vital Energy, Inc. c/o Corporate Secretary, Santa Fe Plaza, 521 E. 2nd Street, Suite 1000, Tulsa, Oklahoma 74120.
•Second, you may complete and submit another valid proxy by mail, telephone or over the Internet that is later dated and if mailed, is properly signed, or if submitted by telephone or over the Internet is received by 11:59 p.m. Eastern Time on May 21, 2025. Any earlier proxies will be revoked automatically.
•Third, you may attend the Annual Meeting and vote in person. Any earlier proxy will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.
If you hold your shares through a broker, bank or other nominee and you have instructed the broker, bank or other nominee to vote your shares, you must follow directions from your broker, bank or other nominee to change your vote.

Q.	Who will tabulate the votes?
A.
The Board has appointed our transfer agent, Equiniti, to certify the tabulated vote and Equiniti will have a representative to act as the independent inspector of elections for the Annual Meeting. Equiniti will be responsible for:
(i)determining the presence of a quorum at the Annual Meeting,
(ii)receiving all votes and ballots, whether by proxy or in person, with regard to all matters voted upon at the Annual Meeting,
(iii)counting and tabulating all such votes and ballots, and
(iv)determining and reporting the results with regard to all such matters voted upon at the Annual Meeting.

Q.	Where can I find the voting results of the Annual Meeting?
A.	We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Q.	How can I obtain a separate set of proxy materials?
A.
We have adopted a procedure approved by the SEC known as “householding.” Under this procedure, multiple stockholders residing at the same address have the convenience of receiving a single copy of our Annual Report and Proxy Statement, unless they have notified us that they want to continue receiving multiple copies. Householding allows us to reduce the environmental impact of providing proxy materials as well as printing and mailing costs.
Upon written or oral request by writing to Vital Energy, Inc. c/o Corporate Secretary, Santa Fe Plaza, 521 E. 2nd, Suite 1000, Tulsa, Oklahoma 74120, or by calling (918) 513-4570, the Company will promptly deliver a separate copy of these documents to a stockholder at a shared address to which a single copy has been delivered. A stockholder can notify the Company at the address and phone number listed above if the stockholder wishes to receive separate copies in the future. In addition, stockholders sharing an address who are currently receiving multiple copies may also notify the Company at such address or phone number if they wish to receive only a single copy.
Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse each have an account containing our common stock at different brokerage firms, your household will receive two copies of our Annual Meeting materials—one from each brokerage firm. To reduce the number of duplicate sets of materials your household receives, you may wish to enroll some or all of your accounts in our electronic delivery program.

84	Vital Energy, Inc. 2025 Proxy Statement

Q.	Who pays for the cost of this proxy solicitation?
A.	We will pay for the costs of the solicitation of proxies. We may reimburse brokerage firms and other persons for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. Vital has retained the services of Morrow Sodali LLC (“Morrow”) to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. Vital will pay Morrow a fee of approximately $12,500 for its services, plus reasonable out of pocket expenses. In addition to soliciting proxies by mail, our Board, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. Stockholders voting over the Internet should understand that there may be costs associated with electronic access, such as the usage charges from telephone companies and Internet access providers, that must be borne by the stockholder.

Q.	What is the deadline to propose actions for consideration at next year’s annual meeting?
A.
Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed in connection with the 2026 annual meeting of stockholders, must submit their proposals so that they are received at our principal executive offices no later than December 11, 2025, or, in the event the Company’s 2026 annual meeting is advanced or delayed more than 30 days from the date of the Annual Meeting, within a reasonable time before the Company begins to print and mail the proxy materials for the 2026 Annual Meeting.

In addition, stockholders who wish to introduce a proposal from the floor of the 2025 Annual Meeting of stockholders (outside the processes of Rule 14a-8), must submit that proposal in writing to the Company’s Corporate Secretary at our principal executive offices no earlier than January 25, 2026 and no later than February 24, 2026, or, in the event the Company’s 2026 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the anniversary of the Annual Meeting, not later than the later of (i) the 90th day before the 2026 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the 2026 annual meeting is first made by the Company.
To be in proper form, a stockholder’s notice must be timely delivered to:

c/o Vital Energy, Inc. Santa Fe Plaza 521 E. 2nd Street Suite 1000 Tulsa, Oklahoma 74120

It must include the information required by our Bylaws with respect to each proposal submitted. The Company may refuse to consider any proposal that is not timely or otherwise fails to meet the requirements of our Bylaws or the SEC’s rules with respect to the submission of proposals.
You may obtain a copy of our Bylaws by accessing our website (www.vitalenergy.com) or submitting a request to the address listed above.

Proxy Statement Questions & Answers	85

Q.	How do I nominate a candidate for election as a director?
A.
Stockholders may nominate directors in accordance with the Company’s Bylaws. Stockholders who wish to nominate a candidate for election as a director at our 2026 annual meeting must submit their nomination in writing to the Company’s Corporate Secretary at our principal executive offices no earlier than January 25, 2026 and no later than February 24, 2026, or, in the event the Company’s 2026 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the Annual Meeting, not later than the later of (i) the 90th day before the 2026 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the 2026 annual meeting is first made by the Company.
In the event that the number of directors to be elected to the Board is increased and there has been no public announcement naming all of the nominees for director or indicating the increase made by the Company at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with the preceding sentence, a stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.
To be in proper form, a stockholder’s notice must be timely delivered to: Vital Energy, Inc. c/o Corporate Secretary, Santa Fe Plaza, 521 E. 2nd Street, Suite 1000, Tulsa, Oklahoma 74120.
Any stockholder notice of nomination must include the information required by our Bylaws with respect to the nomination and all other information regarding the proposed nominee and the nominating stockholder required by Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The Company may refuse to consider any nomination that is not timely or otherwise fails to meet the requirements of our Bylaws or the SEC’s rules with respect to the submission of director nominations. A written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any stockholder nomination.

In addition to the above, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that complies with the additional requirements of Rule 14a-19(b) under the Exchange Act at the time it complies with the earlier deadlines in the Company’s bylaws. Thus, if a stockholder intends to solicit proxies in support any director nominees submitted under the provisions of the Company’s bylaws for the Company’s 2026 annual meeting of stockholders, then such stockholder must also provide proper written notice that sets forth all the information required by Rule 14a-19 under the Exchange Act to the Corporate Secretary at our principal executive offices of the Company no earlier than January 25, 2026 and no later than February 24, 2026, or, in the event the Company’s 2026 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the Annual Meeting, not later than the later of (i) the 90th day before the 2026 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the 2026 annual meeting is first made by the Company, unless Rule 14a-19 under the Exchange Act provides for an earlier date, in which case, such earlier date shall apply.

Q.	How can I communicate with the Board?
A.
Stockholders or other interested parties can contact any director, any committee of the Board, or the Company’s non-management directors as a group, by writing to the Corporate Secretary at the address above.
See “Communications with Directors” on page 36.

This Question & Answer section is only meant to give an overview of the proxy statement. For more information, please refer to the material contained in the preceding pages.

86	Vital Energy, Inc. 2025 Proxy Statement
Additional Information
Solicitation of Proxies
Solicitation of proxies may be made over the Internet, by mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses.
Stockholder List
In accordance with the DGCL, the Company will maintain at its corporate offices in Tulsa, Oklahoma, a list of the stockholders entitled to vote at the Annual Meeting.
The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for 10 days before the Annual Meeting.
Proxy Materials, Annual Report and Other Information

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 22, 2025
A Copy of the Proxy Statement, the Proxy Card and the 2024 Annual Report are Available free of Charge at http://materials.proxyvote.com/516806

See “How can I obtain a separate set of proxy materials?” on page 83 of the FAQ.
The 2024 Annual Report is also available at the SEC’s website in its EDGAR database at www.sec.gov.

Additional Information	87
Internet and Phone Voting
Internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting by Internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.
For shares of stock that are registered in a street name (the stockholder owns shares in the name of a bank, broker or other holder of record on the books of the Company’s transfer agent), you will receive instructions with your proxy materials that you must follow in order to have your shares voted. Please review your proxy or voting instruction card to determine whether you can vote electronically or by phone.
Submit a Proxy by Internet—www.proxyvote.com
For shares of stock that are registered in your name, you may vote by Internet or phone using the following procedures. To vote by Internet, please access www.proxyvote.com, and enter your 16-digit control number located in the upper right-hand portion of your proxy material. Votes submitted by Internet or phone must be received by 11:59 p.m., Eastern Time, on May 21, 2025. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.
Submit a Proxy by Phone—1-800-690-6903
To vote by phone, please dial 1-800-690-6903 and enter your 16-digit control number located in the upper right-hand portion of your proxy material. Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 21, 2025.
Vote by Mail
Mark, sign and date your proxy card and return it in the postage-paid envelope we provided.
Electronic Delivery of Future Proxy Materials
If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

It is important that proxies be returned promptly. Whether or not you expect to attend the meeting in person, you are urged to vote by Internet, by phone or, if you have received paper copies of the proxy material, by completing, signing and returning the proxy in the enclosed postage-paid, addressed envelope.

By Order of the Board

Mark D. Denny Executive Vice President, General Counsel and Secretary
Tulsa, Oklahoma
April 10, 2025

88	Vital Energy, Inc. 2025 Proxy Statement
Annex A
Non-GAAP Financial Measures
The non-GAAP financial measures of Adjusted Free Cash Flow, Consolidated EBITDAX, Net Debt and Net Debt to Consolidated EBITDAX, as defined by the Company, may not be comparable to similarly titled measures used by other companies. Furthermore, these non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP measures of liquidity or financial performance, but rather should be considered in conjunction with GAAP measures, such as net income or loss or cash flows from operating activities.
Adjusted Free Cash Flow
Adjusted Free Cash Flow is a non-GAAP financial measure that the Company defines as net cash provided by operating activities (GAAP) before net changes in operating assets and liabilities and non-budgeted acquisition costs, less capital investments, excluding non-budgeted acquisition costs. Management believes Adjusted Free Cash Flow is useful to management and investors in evaluating operating trends in its business that are affected by production, commodity prices, operating costs and other related factors. There are significant limitations to the use of Adjusted Free Cash Flow as a measure of performance, including the lack of comparability due to the different methods of calculating Adjusted Free Cash Flow reported by different companies.
The following table presents a reconciliation of net cash provided by operating activities (GAAP) to Adjusted Free Cash Flow (non-GAAP) for the periods presented:

	Year ended December 31,
(in thousands)	2024	2023	2022	2021	2020
	(unaudited)
Net cash provided by operating activities	$1,000,330	$812,956	$829,620	$496,671	$383,390
Less:
Net changes in operating assets and liabilities	(127,830)	(71,444)	29,103	45,514	20,041
General and administrative (transaction expenses)	(548)	(11,341)	—	—	—
Cash flows from operating activities before net changes in operating assets and liabilities and non-budgeted acquisition costs	1,128,708	895,741	800,517	451,157	363,349
Less capital investments, excluding non-budgeted acquisition costs:
Oil and natural gas properties(1)(2)	873,637	663,025	566,831	444,337	344,160
Midstream and other fixed assets(1)	22,276	15,601	13,745	9,649	7,133
Total capital investments, excluding non-budgeted acquisition costs	895,913	678,626	580,576	453,986	351,293
Adjusted Free Cash Flow (non-GAAP)	$232,795	$217,115	$219,941	$(2,829)	$12,056
(1)Includes capitalized share-settled equity-based compensation and asset retirement costs.
(2)For the year ended December 31, 2024, capital investments for oil and natural gas properties, excluding non-budgeted acquisition costs, includes $16.8 million of additional drilling and completions investments related to increased working interest and carried interest.

Annex A	89
Consolidated EBITDAX
Consolidated EBITDAX is a non-GAAP financial measure defined in the Company's Senior Secured Credit Facility as net income or loss (GAAP) plus adjustments for share-settled equity-based compensation; depletion, depreciation and amortization; impairment expense; organizational restructuring expenses; gains or losses on disposal of assets; mark-to-market on derivatives; accretion expense; interest expense; income taxes and other non-recurring income and expenses. Consolidated EBITDAX is used by the Company’s management for various purposes, including as a measure of operating performance and compliance under the Company's Senior Secured Credit Facility. Additional information on the calculation of Consolidated EBITDAX can be found in the Company's Eleventh Amendment to the Senior Secured Credit Facility as filed with the SEC on September 13, 2023.
There are significant limitations to the use of Consolidated EBITDAX as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect our net income or loss and the lack of comparability of results of operations to different companies due to the different methods of calculating Consolidated EBITDAX reported by different companies.
The following table presents a reconciliation of net income (loss) (GAAP) to Consolidated EBITDAX (non-GAAP) for the periods presented:

	Year ended December 31,
(in thousands)	2024	2023
	(unaudited)
Net income (loss)	$(173,521)	$695,078
Plus:
Share-settled equity-based compensation, net	14,646	10,994
Depletion, depreciation and amortization	741,966	463,244
Impairment expense	481,305	—
Organizational restructuring expenses	795	1,654
Gain on disposal of assets, net	(1,513)	(672)
Mark-to-market on derivatives:
Gain on derivatives, net	(38,140)	(96,230)
Settlements paid for matured derivatives, net	58,322	(17,068)
Settlements received for contingent consideration	—	1,813
Accretion expense	4,209	3,703
Interest expense	177,794	149,819
Loss extinguishment of debt, net	66,115	4,039
Income tax benefit	(47,740)	(183,337)
General and administrative (transaction expenses)	548	11,341
Consolidated EBITDAX (non-GAAP)	$1,284,786	$1,044,378
Transaction adjustments (Senior Secured Credit Facility covenant calculation)(1)	—	444,314
Consolidated EBITDAX (non-GAAP) (Senior Secured Credit Facility covenant calculation)(1)	$1,284,786	$1,488,692
(1)Calculation conforms to Senior Secured Credit Facility covenant which requires various treatment of asset transaction impacts.

90	Vital Energy, Inc. 2025 Proxy Statement
Net Debt
Net Debt is a non-GAAP financial measure defined in the Company's Senior Secured Credit Facility as the face value of long-term debt plus any outstanding letters of credit, less cash and cash equivalents, where cash and cash equivalents are capped at $100 million when there are borrowings on the Senior Secured Credit Facility. Management believes Net Debt is useful to management and investors in determining the Company's leverage position since the Company has the ability, and may decide, to use a portion of its cash and cash equivalents to reduce debt.

(in thousands)	December 31, 2024	December 31, 2023
	(unaudited)
Total senior unsecured notes	$1,600,578	$1,498,523
Senior Secured Credit Facility	880,000	135,000
Total long-term debt	$2,480,578	$1,633,523
Less: cash and cash equivalents	40,179	14,061
Net Debt (non-GAAP)	$2,440,399	$1,619,462
Net Debt to Consolidated EBITDAX
Net Debt to Consolidated EBITDAX is a non-GAAP financial measure defined in the Company's Senior Secured Credit Facility as Net Debt divided by Consolidated EBITDAX for the previous four quarters, which requires various treatment of asset transaction impacts. Net Debt to Consolidated EBITDAX is used by the Company’s management for various purposes, including as a measure of operating performance, in presentations to its board of directors and as a basis for strategic planning and forecasting.

VITAL ENERGY, INC.
521 E. 2ND STREET, SUITE 1000
TULSA, OK 74120

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m. Central Time on May 21, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. Central Time on May 21, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V63931-P28896

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VITAL ENERGY, INC.

The Board of Directors recommends you vote FOR each of the nominees listed in proposal 1:

Nominees:	For	Against	Abstain
1a. William E. Albrecht	☐	☐	☐
1b. Frances Powell Hawes	☐	☐	☐
1c. John Driver	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	For	Against	Abstain
2. To ratify the selection of Ernst & Young as the independent registered public accounting firm for the fiscal year ending December 31, 2025;	☐	☐	☐
3. Advisory vote to approve the compensation of our named executive officers;	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

V63932-P28896

VITAL ENERGY, INC.
Annual Meeting of Stockholders
May 22, 2025 9:00 AM CDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Mark Denny and Bryan Lemmerman as proxies, each with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Vital Energy, Inc. held of record by the undersigned on March 25, 2025 at the Annual Meeting of Stockholders to be held at the 521 E. 2nd Street, Tulsa, OK 74120 on May 22, 2025 or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED FOR PROPOSALS 1, 2 AND 3 IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING TO BE VOTED ON, THE PROXY HOLDERS WILL VOTE, ACT AND CONSENT ON THOSE MATTERS IN THE DISCRETION OF THE PROXIES.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders, and the 2024 Annual Report to Stockholders.

Continued and to be signed on reverse side